    As Filed with the Securities and Exchange Commission on December 21, 1998


                          Commission File No. 333-62133
                       ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 4


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FUTURELINK DISTRIBUTION CORP.
             (Exact name of registrant as specified in its charter)

                         250 6th Avenue S.W., Suite 300
                         Calgary, Alberta CANADA T2P 3H7
                                 (403) 216-6000
                        (Address, including zip code, and
                        telephone number, including area
                         code, of registrant's principal
                               executive offices)


          Colorado                                7371                                 95-3895211
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer Identification
incorporation or organization)          Classification Code Number)                      Number)


                                 CAMERON CHELL
                             CHIEF EXECUTIVE OFFICER
                          FUTURELINK DISTRIBUTION CORP.
                         250 6th Avenue S.W., Suite 300
                         Calgary, Alberta CANADA T2P 3H7
                                 (403) 216-6000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
     Title of Each                                          Proposed Maximum      Proposed Maximum
  Class of Securities                    Amount To         Offering Price Per    Aggregate Offering         Amount of
    To Be Registered                   Be Registered          Security (1)             Price           Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Bialik      4,250,000 Shares of           $1.00              $4,250,000            $  1253.75
Exchangeable Shares                 Common Stock
----------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying  10%        9,615,385 Shares of           $1.00              $9,615,385            $  2836.54
Convertible Debentures, Principal   Common Stock
Amount $5,000,000
----------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Thomson     1,000,000 Shares of           $1.00              $1,000,000            $   295.00
Kernaghan Warrants                  Common Stock
----------------------------------------------------------------------------------------------------------------------------

TOTAL                               14,865,385 Shares of          $1.00              $14,865,385           $ 4,385.29
$4,385.29                           Common Stock
============================================================================================================================

(1)     Calculated pursuant to Rule 457(c) and (g).

(2) Based on the average closing bid and asked price of the Registrant's Common Stock on August 18, 1998, on the NASD OTC Bulletin Board.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS REGISTRATION STATEMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS REGISTRATION STATEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                          FUTURELINK DISTRIBUTION CORP.

                              CROSS REFERENCE SHEET

                     ITEM NUMBER AND HEADING IN                                            LOCATION
                  FORM SB-2 REGISTRATION STATEMENT                                      IN PROSPECTUS
                  --------------------------------                                      -------------
1.   Front of the Registration Statement and Outside
     Front Cover Page of Prospectus...............................    Facing Page and Outside Front Cover Page of Prospectus
2.   Inside Front and Outside Back Cover Pages of Prospectus......    Inside Front Cover and Outside Back Cover Pages
                                                                      of Prospectus
3.   Summary Information and Risk Factors.........................    Prospectus Summary; Risk Factors
4.   Use of Proceeds..............................................    Use of Proceeds
5.   Determination of Offering Price..............................    Not Applicable
6.   Dilution.....................................................    Not Applicable
7.   Selling Security Holders.....................................    Selling Security Holders; Security Ownership of Certain
                                                                      Beneficial Owners and Management
8.   Plan of Distribution.........................................    Plan of Distribution
9.   Legal Proceedings............................................    Business
10.  Directors, Executive Officers, Promoters and Control Persons.    Management; Certain Transactions; Risk Factors
11.  Security Ownership of Certain Beneficial Owners and Management   Security Ownership of Certain Beneficial Owners
                                                                      and Management
12.  Description of Securities....................................    Description of Securities
13.  Interest of Named Experts and Counsel........................    Not Applicable
14   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities...............................    Not Applicable
15.  Organization Within Last Five Years..........................    The Company; Business
16.  Description of Business......................................    Business; Prospectus Summary; Risk Factors; Management's
                                                                      Discussion and Analysis
17.  Management's Discussion and Analysis or Plan of Operations...    Management's Discussion and Analysis
18.  Description of Property .....................................    Business
19.  Certain Relationships and Related Transactions...............    Certain Relationships and Related Transactions
20.  Market for Common Equity and Related Stockholder Matters.....    Market for Common Equity and Related Stockholder Matters;
                                                                      Description of Securities
21.  Executive Compensation.......................................    Management; Executive Compensation
22.  Financial Statements.........................................    Financial Statements
23.  Changes in and Disagreements With Accountants on
     Accounting and Financial Disclosure..........................    Not Applicable

PROSPECTUS                                                    December 21, 1998



                          FUTURELINK DISTRIBUTION CORP.
     4,250,000 SHARES OF COMMON STOCK UNDERLYING BIALIK EXCHANGEABLE SHARES 9,615,384 SHARES OF COMMON STOCK UNDERLYING $5,000,000 CONVERTIBLE DEBENTURES
     1,000,000 SHARES OF COMMON STOCK UNDERLYING THOMSON KERNAGHAN WARRANTS


This Prospectus relates to (i) 4,250,000 shares of common stock underlying Exchangeable Shares in FutureLink/SysGold issued to Don and Olivia Bialik in FutureLink Distribution Corp., a Colorado corporation (the "Company" or "FutureLink USA") held by Don and Olivia Bialik (the "Bialik Exchangeable Shares") (ii) 9,615,384 shares of common stock of the Company issuable upon exercise of a 10% Convertible Debenture with a US$5,000,000 principal amount held by Thomson Kernaghan & Co., Ltd. ("Convertible Debenture") and (iii) 1,000,000 warrants ("Warrants") to purchase 1,000,000 shares of common stock of the Company, issued to Thomson Kernaghan & Co., Ltd. The securities issued to the Bialiks' and to Thomson Kernaghan were each issued in Reg S transactions by the Company on August 4, 1998 and August 14, 1998 respectively and amended by agreement dated August 21, 1998. See "Selling Security Holder" and "Plan of Distribution".

The Exchangeable Shares issued to Don and Olivia Bialik allow the Company to issue 4,250,000 shares of the Company's common stock in consideration for exchange of the Exchangeable Shares. The Convertible Debenture issued allows Thomson Kernaghan & Co., Ltd. to convert to common shares of the Company at a conversion price equal to the lesser of $.75 cents or 78 percent of the average closing bid price on the OTC Bulletin Board for the Company 's common shares in the three trading days prior to the date of notice of conversion, which must be on or before August 14, 2001. The 1,000,000 warrants issued to Thomson Kernaghan & Co., Ltd. are at an exercise price $1.00 per share expiring August 14, 2001.

Don and Olivia Bialik and Thomson Kernaghan & Co. Ltd.(the "Selling Security Holders") may be deemed underwriters within the meaning of the 1933 Act, with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.


The Company will not receive any proceeds upon the exercise of the conversion rights by Don and Olivia Bialik. In the event, that all the Thomson Kernaghan Warrants and Debenture conversion feature are exercised, the Company will receive gross proceeds not to exceed $1,000,000. The Company will have already received the proceeds from the initial placement of the Debenture in the amount of up to $5,000,000. See "Selling Security Holders", "Plan of Distribution" and "Use of Proceeds". The Company will pay all of the expenses of this prospectus estimated at approximately $50,000.
FutureLink USA's Common Stock is traded on the NASD OTC Bulletin Board under the symbol FLNK, and traded at $.40 on December 14, 1998.



THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE THE SECTION MARKED "RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION


The Company has filed with the Commission a registration statement under the Securities Act with respect to the Securities registered hereby. This Prospectus omits certain information contained in said registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the registration statement, including the exhibits thereto. Statements contained herein concerning the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to such contract or other document filed with the Commission as an exhibit to the registration statement, or otherwise, each such statement being qualified in all respects by such reference. The registration statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and at the Commission's web site at www.sec.gov.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. Except where otherwise indicated, all share and per share data and information included in this Prospectus relating to the number of shares of Common Stock assume no exercise of (i) the Warrants, (ii) the options available for grant under the Company's 1998 Incentive Stock Option Plan or (iii) the Bialik Reserved Shares.

ALL REFERENCES HEREIN ARE IN US DOLLARS UNLESS OTHERWISE REFERENCED. AS OF CLOSE OF BUSINESS ON DECEMBER 11, 1998, THE CONVERSION RATE ON THE CANADIAN DOLLAR WAS $1.5411 CANADIAN ON $1.00 US.

                                   THE COMPANY

                           DESCRIPTION OF THE COMPANY

    FUTURELINK DISTRIBUTION CORP. (A COLORADO CORPORATION) ("FUTURELINK USA")

FutureLink USA is a Colorado company which transacts business through the following subsidiaries: (i) a 96.47% interest in FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") located in Calgary, Alberta;
(ii) a 50% interest in NextClick, an Alberta corporation; (iii) a 100% interest in FutureLink Acquisition Corp. (an Alberta corporation) which owns 100% of the Class "B", "J" and "K" shares in FutureLink/SysGold (see "Certain Relationships and Related Transactions"). FutureLink USA is in the process of attempting to acquire substantially all of the remaining issued and outstanding securities of FutureLink Alberta.

FutureLink USA is a total solution provider that supplies integrated business and information technology ("IT") solutions in the areas of management consulting, land and land systems, accounting, software development and infrastructure management. FutureLink USA strives to understand its clients' organizational processes and information requirements and provides a full suite of information management services.

FutureLink USA believes itself to be the world's first computer utility company (see "Patents & Trademarks"). It is dedicated to providing small to medium sized businesses (50-1000 seats) with the most efficient and cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation, administration and maintenance. It is FutureLink USA's objective to make computer use as affordable and convenient to use as the telephone.

FutureLink USA's key technology platform to deliver its computing model is thin client computing. A thin client is a computer that has a central processing unit
(CPU), a keyboard, a mouse and a monitor that is connected to a network. Thin clients have no hard drive, floppy disks or CD-ROM drives nor any moving parts thus greatly reducing operating and maintenance costs. The thin client is connected to a network that delivers any software application to any desktop from a server. The thin client is designed to eliminate the need for constant computer upgrades, reduce the initial capital investment of buying PCs and reduce the time and money spent on computer maintenance. FutureLink USA is branding this service W.A.T.C.H.(TM) (Wide Area Thin Client Hookup(TM)) (see "Patents and Trademarks").

FutureLink USA is offering its W.A.T.C.H.TM service as an integrated IT outsourcing service to the mid-market (companies with 50 -- 1000 seats).

FutureLink USA's management believes that strategic acquisitions could tremendously enhance FutureLink USA's growth and profitability over the next several years. On August 3, 1998, as amended by agreement dated September 28, 1998, FutureLink USA entered into an agreement with FutureLink Alberta ("FutureLink Alberta Acquisition Agreement"), which provided that, subject to regulatory approval and certain exceptions, FutureLink USA would acquire all of the FutureLink Alberta Securities in consideration of the issuance of FutureLink USA Common Shares to the FutureLink Alberta Security holders on a one-for-one basis for each such security. Management of FutureLink Alberta is identical to that of FutureLink USA and certain security holders of FutureLink Alberta are also security holders of FutureLink USA. On November 6, 1998, the FutureLink Alberta Acquisition Agreement was closed and FutureLink USA obtained a 96.47% interest in FutureLink Alberta.

In addition, by agreement among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation (now known as FutureLink/SysGold) and SysGold Ltd. dated August 4, 1998, as amended by agreement dated August 21, 1998, FutureLink USA has acquired all of the issued and outstanding shares of FutureLink/SysGold (the "SysGold Acquisition Agreement"). The consideration was CDN$8,685,000 paid by CDN$3,000,000 cash on closing (August 21, 1998), CDN$685,000 by a promissory note payable within 90 days of closing, and by the issuance of 4,250,000 FutureLink/SysGold shares exchangeable into 4,250,000 FutureLink USA Common Shares (attributed value $0.85/share).

                                  THE OFFERING

          Common Stock Offered Hereby                       14,865,385 shares(1)
          Common Stock Outstanding as of October 1, 1998    16,168,065 shares

          NASD OTC Bulletin Board Symbol                            FLNK

                             SUMMARY FINANCIAL DATA

A.      PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The summary pro forma financial data in the table are derived from the pro forma consolidated financial statements and related notes thereto of the Company. The data should be read in conjunction with the pro forma consolidated financial statements and the related notes contained elsewhere herein.

(1) As of October 1, 1998 only 668,762 shares of the 14,865,385 shares offered hereby had been issued by the Company. If all of these shares are issued, the Company will have 30,364,688 shares of Common Stock outstanding.

      SUMMARY OF SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (1)


----------------------------------------------------------------------------------------
                                 Nine Months Ended September 30   Year Ended December 31
                                               1998                        1997
----------------------------------------------------------------------------------------
Statement of Income Data:
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Revenues                                   $  7,167,581                $  6,665,460
----------------------------------------------------------------------------------------
Total operating expenses                   $ 16,710,764                $ 12,329,204
----------------------------------------------------------------------------------------
Loss from operations                       ($ 9,687,198)               ($ 5,673,666)
----------------------------------------------------------------------------------------
Net loss                                   ($ 9,690,680)               ($ 6,408,518)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Balance Sheet Data:
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Current assets                              $ 1,292,460                      --
----------------------------------------------------------------------------------------
Working capital (deficiency)               ($   801,038)                     --
----------------------------------------------------------------------------------------
Total assets                               $  7,613,417                      --
----------------------------------------------------------------------------------------
Total liabilities                          $  4,612,840                      --
----------------------------------------------------------------------------------------
Stockholders' equity                       $  3,000,577                      --
----------------------------------------------------------------------------------------



Note:
(1) The pro forma financial statements as at September 30, 1998, for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the acquisition of all the outstanding shares in FutureLink Alberta and all the outstanding shares of FutureLink/SysGold as if the effective dates of these transactions were September 30, 1998 for the balance sheet data and January 1, 1997/January 1, 1998 for the income statement data.

B.      FUTURELINK DISTRIBUTION CORP., A COLORADO CORPORATION

The summary financial data in the table are derived from the consolidated financial statements and related notes thereto of the Company. The data should be read in conjunction with the consolidated financial statements and the related notice contained elsewhere herein.

             SUMMARY OF SELECTED CONSOLIDATED FINANCIAL INFORMATION


        ------------------------------------------------------------------------------
                                          Nine Months Ended        Years Ended
                                            September 30           December 31
                                                1998            1997         1996
        ------------------------------------------------------------------------------
         Statement of Income Data:
        ------------------------------------------------------------------------------

        ------------------------------------------------------------------------------
         Revenues                              $622,854           $0         $0
        ------------------------------------------------------------------------------
         Total operating expenses             $4,197,833      $122,049     $6,864
        ------------------------------------------------------------------------------
         Loss from operations               ($3,574,979)     ($122,049)   ($6,864)
        ------------------------------------------------------------------------------
         Net loss                           ($4,366,754)     ($737,049)   ($6,864)
        ------------------------------------------------------------------------------
         Net loss per common share              ($0.32)        ($1.65)    ($2.75)
        ------------------------------------------------------------------------------

        ------------------------------------------------------------------------------
         Balance Sheet Data:
        ------------------------------------------------------------------------------
         Current assets                        $1,200,590        $0          $0
        ------------------------------------------------------------------------------
         Working capital (deficiency)         ($489,408)     ($23,932)   ($11,377)
        ------------------------------------------------------------------------------
         Total assets                          $7,411,768        $0       $515,000
        ------------------------------------------------------------------------------
         Total liabilities                     $4,154,681      $23,932    $11,377
        ------------------------------------------------------------------------------
         Stockholders' equity                  $3,257,087     ($23,932)   $503,623
        ------------------------------------------------------------------------------


                           FORWARD-LOOKING STATEMENTS

When included in this Prospectus, the words "expects," "intends," "anticipates," "plans," "projects" and "estimates," and analogous or similar expressions are intended to identify forward-looking statements. Such statements, which include statements contained in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For a discussion of certain of such risks, see "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT. THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS

SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

RISKS CONCERNING FUTURELINK USA

FutureLink USA is a Colorado company which transacts business through the following subsidiaries (i) a 96.47% interest in FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") located in Calgary, Alberta;
(ii) a 50% interest in NextClick, an Alberta corporation; (iii) a 100% interest in FutureLink Acquisition Corp. (an Alberta corporation) which owns 100% of the Class "B", "J" and "K" shares in FutureLink/SysGold (see "Certain Relationships and Related Transactions"). FutureLink USA is in the process of attempting to acquire substantially all of the remaining issued and outstanding securities of FutureLink Alberta.

Limited Control and Influence on the Company. The current officers and directors, including the controlling beneficial shareholders of the Company in the aggregate, directly or beneficially, currently own approximately 20.6% of the total outstanding Common Stock. As a result, these individuals will probably be able to elect a majority of the Company's directors and thereby control the management policies of the Company, as well as determine the outcome of corporate actions requiring shareholder approval by majority action, regardless of how other shareholders of the Company may vote. Such ownership of Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting rights of holders of Common Stock. This ownership of stock could increase significantly, to more than forty percent (40%), following option exercises and debt conversions.

Limitation of Liability of Directors. As permitted by the Colorado Business Corporation Act, the Company has Articles of Incorporation, as amended, eliminates, with certain exceptions, the personal liability of its directors to the Company and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met: and (ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of the Company provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of the Company; except in relation to matters as to which any such director or officer is adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

Solvency of FutureLink USA. FutureLink Alberta was in a research and development stage until early 1998, and accordingly it incurred significant losses borne by the Company. In addition, the Company and its subsidiaries are a party to certain lawsuits described under "Legal Proceedings". The Company can not conclusively predict the outcome of these lawsuits and could be directed to pay penalties to the other parties in the suits. Should this happen, it could put a considerable cash burden on the Company. FutureLink USA may also require additional financing in order to carry on its business. There can be no assurance that such financing will be available or, if available, that it will be upon terms satisfactory to FutureLink USA.

Dependence on Key Personnel. The success of the Company is highly dependent on the efforts and abilities of its directors, officers and employees. The unexpected loss or departure of any of FutureLink USA's key directors, officers or employees could be detrimental to the future operations of FutureLink USA. The success of FutureLink USA's business will depend, in part, upon FutureLink USA's ability to attract and retain qualified personnel as they are needed. There can be no assurance that FutureLink USA will be able to engage the services of such personnel or retain its current personnel.

Risks Related to Possible Acquisitions. The Company may expand its operations through the acquisition of additional businesses. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into the Company without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses, some or all of which could have a material adverse effect on the Company's business, operating results and financial condition. Client satisfaction or performance problems of a single acquired firm could have a material adverse impact on the reputation of the Company as a whole. In addition, there can be no assurance that the acquired businesses, if any, will achieve anticipated revenues and earnings. The failure of the Company to arrange its acquisition strategy successfully could have a material adverse effect upon the Company's business, operating results and financial condition As of the date of this Registration Statement, the Company has not entered into any discussions with any person or entity regarding future acquisitions.

Creditworthiness of Clients. The value of FutureLink USA's computer equipment, software, and intellectual property thereto may depend on the credit and financial stability of FutureLink USA's customers. FutureLink USA's projected income would be adversely affected if a significant number of customers were unable to meet their obligations to FutureLink USA or if FutureLink USA were unable to continue to collect its accounts receivables. In the event of default by customers, FutureLink USA may experience delays in enforcing its rights as a vendor and may incur substantial costs in protecting its investment.

Speculative Nature of Computer Business. The acquisition and management of computer services may result in a failure to produce income or revenue. Moreover, the industry is subject to significant risk factors including changes in general economic conditions, competition from other properties, the failure of customers to meet their obligations and other operating costs

Competition. The market for IT services is very competitive because of the large number of competitors and the rapidly changing environment. Primary competitors include participants from a variety of market segments, including "Big Five" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than FutureLink USA. In addition, FutureLink USA competes with its client's internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on FutureLink USA. There can be no assurances that FutureLink USA will compete successfully with its existing competitors or with any new competitors.

Tradename A number of U.S. international companies currently use all or a portion of the name "FutureLink" in connection with products or services in similar industries as that engaged in by the Company. While the Company is attempting to qualify under a trademark its name throughout the U.S. and Canada, significant issues may be present as to the ability to widely use the name in connection with the products or services to be rendered by the Company.

Rapid Technological Change; Dependance on New Solutions. FutureLink USA's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards and changing client preferences. There can be no assurance that FutureLink USA will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, FutureLink USA will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render FutureLink USA's services uncompetitive or obsolete. FutureLink USA's failure to address these developments could have a material adverse effect on FutureLink USA's business, operating results and financial conditions.

Attraction and Retention of Employees. FutureLink USA's business involves the delivery of professional services and is labor-intensive. FutureLink USA's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that FutureLink USA will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. FutureLink

USA has historically experienced turnover rates which it believes are consistent with industry norms. An increase in this rate could have a material adverse effect on FutureLink USA's business, operating results and financial condition, including its ability to secure and complete engagements.

Project Risks. Many of FutureLink USA's engagements involve projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. FutureLink USA's failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against FutureLink USA or damage FutureLink USA's reputation, adversely affecting its business, operating results and financial condition.

Fixed-Bid Projects. FutureLink USA undertakes many projects billed on a fixed-bid basis, which is distinguishable from the Company's other method of billing on a time and materials basis. The failure of the Company to complete such projects within budget would expose the Company to risks associated with cost overruns, which could have a material adverse effect on FutureLink

USA's business, operating results and financial condition.

RISKS CONCERNING THE SECURITIES OF FUTURELINK USA

Limited Trading History of FutureLink USA Common Shares; Stock Price Volatility. Between January 1, 1998 and September 30, 1998, the closing sale price has ranged from a low of $0.34 per share to a high of $4.34 per share. The market price of the FutureLink USA Common Shares could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by the Company, announcements of new products and services by competitors, changes in the IT environment, changes in earnings estimates by analysts, changes in accounting principles, sales of FutureLink USA Common Shares by existing holders, loss of key personnel and other factors. The market price for the FutureLink USA Common Shares may also be affected by the Company's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of FutureLink USA Common Shares. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Risks of Low-Priced or Penny Stock. The common stock of the Company is traded on the NASD OTC Bulletin Board. As such it is subject to Rule 15(g)-(9) under the 1934 Act such Rule adversely effects the ability of purchasers in this Offering to sell the securities acquired hereby in the secondary market.

Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

In addition, trading in the common stock would be covered by Rules 15g-1 through 15g-6 trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.

Although the Company's securities are, as of the date of this Prospectus, outside the definitional scope of penny stocks as they are listed on Nasdaq, in the event the Company's securities were subsequently to become characterized as penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

No Dividends Anticipated on Common Stock. The Company has not paid any dividends on its Common Stock to date. The Company currently transacts all of its business through its subsidiaries. The Company does not currently intend to declare or pay any dividends on its Common Stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations.

Current Prospectus and State Registration Required to Exercise Warrants. The purchasers of the Warrants will only be able to exercise the Warrants if: (i) a current Registration Statement under the 1933 Act relating to the Common Stock is qualified for sale or exempt from qualification under the 1933 Act and; (ii) such Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. Although the Company will use its best efforts to maintain the effectiveness of the current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants, there can be no assurance the Company will be able to continue to do so. The value of the Warrants may be greatly reduced if a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside.


                                 USE OF PROCEEDS

With the exception of the exercise price of the Warrants, the Company will not receive any proceeds from the sale of securities offered hereby. It is currently anticipated that the net proceeds from the exercise of the Warrants, estimated at $1,000,000 will be added to the general funds of the Company and used for working capital and other general corporate purposes. The Company will pay all the expenses of this Prospectus, estimated to be approximately $50,000.

     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock of the Company commenced quotation on the OTC Bulletin Board under the symbol "CVNK" in early 1995. Subsequent to the share acquisition agreement of January 20, 1998(See "Certain Relationships and Related Transactions") the Company changed its name from Core Ventures Inc. to FutureLink Distribution Corp. and trading commenced under the symbol "FLNK" in early 1998. Until the third quarter of 1995 no substantial public trading market had developed for the common stock of the Company.

                NASD OTC Bulletin Board      Symbol
                     Common Stock             FLNK

The closing price of the Common Stock of the Company as reported on the NASD OTC Bulletin Board Issues on December 14, 1998, by brokers making a market, was $.40.

As of October 15, 1998, there were approximately 255 beneficial holders of the Common Stock of the Company. The following table summarizes the trading activity of FutureLink USA from January 1998.

            ------------------------------------------------------------------------------------------------------
                                       Price Range           USD            Trading Volume          Share Value
                                                                                                      Note 1
            ------------------------------------------------------------------------------------------------------
                                           High              Low                                          USD
            ------------------------------------------------------------------------------------------------------

             January, 1998                 3.56              1.75              1,294,400            $ 3,849,893
             February, 1998                3.50              2.90                714,100              2,241,748
             March, 1998                   4.12              2.75              1,834,300              6,253,275
             April, 1998                   4.34             3 .06              5,333,400             14,219,948
             May, 1998                     4.00              1.37              7,575,200             19,470,561
             June 1-5, 1998                1.31              1.00              1,001,300              1,044,374
             June 8-12, 1998               1.25              1.03                572,000                632,511
             June 15-19, 1998              1.02              0.73              1,763,500              1,407,873
             June 22-26, 1998              1.03              0.80                688,200                583,900
             June28-July 3, 1998           0.81              0.66                744,000                518,001
             July 6-10, 1998               0.64              0.57                978,700                599,967
             July 13-17, 1998              1.68              0.72              2,724,100              3,510,358
             July 20-29, 1998              1.25              1.00              1,033,000              2,092,682
             August 3-7, 1998              1.20              1.04                959,600              1,117,851
             August 10-14, 1998            1.21              1.02                702,500                784,019
             August 17-21, 1998            1.01              0.96                423,700                415,750
             August 24-28, 1998            0.89              0.83                326,200                283,398
             August 31-Sep 4, 1998         0.92              0.71                510,100                409,243
             September 7-11, 1998          0.69              0.61                606,500                389,026
             September 14-18, 1998         0.56              0.43              1,385,400                633,132
             September 21-25, 1998         0.47              0.38              1,845,600                778,063
            ------------------------------------------------------------------------------------------------------
             Totals                                                           33,015,800            $61,235,573
            ======================================================================================================

Note 1) Calculated by mutiplying the average daily price reported by Bloomberg by the daily volume. This is only an estimate of the true share values traded. This method would tend to overstate the true share value.
On December 14, 1998 the high and low prices of FutureLink USA's Common Stock were $.42 and $.40 per share, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Company's consolidated financial statements and the related notes thereto and the other financial information included elsewhere in this Prospectus. When used in the following discussions, the words "believes", "anticipates", "intends", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected, including, but not limited to, those set forth in "Risk Factors." readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.

FUTURELINK USA

SEPTEMBER 30, 1997 VS. SEPTEMBER 30, 1998

On January 20, 1998, Core Ventures, Inc.(now known as FutureLink Distribution Corp.) acquired a 46% interest in FutureLink Alberta.

On November 6, 1998 FutureLink USA acquired a further 50% interest in FutureLink Alberta bringing its total ownership in FutureLink Alberta to 96% FutureLink Alberta is the world's first computing utility and specializes in providing IT services to mid-sized companies. FutureLink USA accounted for its investment in FutureLink Alberta for the nine months ended September 30, 1998, using the equity method for accounting for investments.

On August 21, 1998, FutureLink USA acquired Riverview Management Corporation. Riverview owned SysGold (now called FutureLink/SysGold), a leading Western Canadian IT services focusing on providing outsourcing IT services to the mid-sized companies in the oil and gas sector.

In the nine months ended September 30, 1998, FutureLink USA recorded revenues of $622,854. These revenues relate to FutureLink/SysGold's revenues for the period August 21, to September 30, 1998. FutureLink USA recorded a loss from operations of $3,574,979. Significant non-cash expenses included in this operating loss were $2,114,000 of payroll and benefits expense related to the 3,500,000 shares issued to employees, officers and directors in July 1998 and $1,205,357 of interest expense related to conversion options and underwriter's warrants included in the convertible debenture agreement signed in August 1998. FutureLink USA's equity in FutureLink Alberta losses during this period was $807,279.


FutureLink USA has no revenues or expenses in the similar period in 1997.

Liquidity and Capital Resources

FutureLink USA raised $3,814,709 in equity, convertible debt net of expenses and advances from shareholders. FutureLink USA has invested $1,694,879 in FutureLink Alberta via advances in 1998 to date and paid $2,019,149 in cash consideration for the Riverview Management purchase. As of September 30, 1998, the company's investment in FutureLink Alberta had a book value (net of its equity loss) of $903,000. FutureLink USA had consolidated liabilities of $4,154,681 related to bank debt, accounts payable, due to shareholders, notes payable, leases and convertible debentures.

FISCAL 1997 VS. FISCAL 1996

For the year ended December 31, 1997, revenues were $0 compared to $0 in the year ended December 31, 1996, as FutureLink USA had no active operations.

Operating expenses increased from $115,189 to $122,049 as FutureLink USA unsuccessfully attempted to acquire the operations of Printscan Technologies Inc.

Share capital income increased $39,494 as a result of the forgiveness of a loan from a shareholder.

Other non-operation losses in 1997 included the write-off of mining assets recorded on the balance sheet at a book value of $515,000 and a loss of a non-refundable deposit of $100,000 related to the failed attempt to acquire the assets of Printscan.

Liquidity and Capital Resources
In 1997, FutureLink USA raised $170,000 from the issuance of common shares. These funds were used to pay operating administration expenses and the non-refundable deposit in the failed attempt to acquire the assets of Printscan. At the end of 1997, FutureLink USA had no recorded assets and current account payables were $23,932.

1996

FutureLink USA has been an inactive company for a number of years. In 1996, FutureLink USA incurred nominal administrative expenses of $6,864 in maintaining the FutureLink USA legal entity.

Liquidity and Capital Resources
FutureLink USA received shareholder advances of $3,602 in 1996 and ended the year with mining assets with a book value of $515,000 and liabilities (accounts payable and shareholder advances) of $11,377.

FUTURELINK ALBERTA

SEPTEMBER 30, 1998 VS. SEPTEMBER 30, 1997

In January and November 1998, FutureLink USA acquired a 96% interest in FutureLink Alberta with plans to acquire the remaining 4% of FutureLink Alberta in early 1999. During the first six months of 1998, FutureLink Alberta launched its information technology services business focused on distributed thin client technology.

In the nine months ended September 30, 1998, FutureLink Alberta recognized revenues of CDN$99,503 from information technology services and hardware/software sales. Operating expenses were CDN$2,116,563 in the nine months ended September 30, 1998, versus CDN$391,548 of operating expenses in the nine months ended September 30, 1997.

The tremendous increase in operating expenses in 1998 vs. 1997 can be attributed to an increase in office premises, administrative, marketing and technical management, marketing efforts and the addition of employees in conjunction with the launch of FutureLink Alberta's IT services business. In addition, in July 1998 FutureLink Alberta discontinued its web page development activities and sold its interest in the business to NextClick Ltd. in exchange for equity. This equity was recorded at CDN$1.00 in its books and records.

As at September 30, 1998, FutureLink Alberta has signed significant multi-year IT service contracts with revenues to be recognized over the next 3-5 years.

Liquidity and Capital Resources
During the nine months ended September 30, 1998, FutureLink Alberta raised net financing of CDN$2,720,650 of financing which included CDN$378,775 of common share equity financing and CDN$2,352,858 of shareholder advances from FutureLink USA. The financing helped fund CDN$1,793,714 of operating activities and CDN$702,524 of capital asset investments. As of September 30, 1998, FutureLink Alberta had CDN$75,600 of cash, CDN$324,287 of negative working capital, net capital assets of CDN$709,432 and long-term liabilities of CDN$2,524,476 (including shareholder loans and capital leases.).

FISCAL 1997 VS. FISCAL 1996

During the fiscal 1997 year, there was a shift in FutureLink Alberta's business as the interactive cafe initiative was discontinued in favor of distribution of computing services to businesses via thin client networks.

In 1997, FutureLink Alberta had nominal interest income of CDN$4,820 versus CDN$2,752 in 1996. FutureLink Alberta had operating expenses of CDN$805,568, with consulting expenses of CDN$401,320 being the major category of expense. Operating expenses in 1997 increase tremendously from 1996 levels of CDN$200,845 as the company increased its development expenditures with respect to the distribution of information technology services and ceased its interactive cafe development expenditures. FutureLink Alberta's discontinued web page development activities had a net loss of CDN$14,179 in 1997.

Liquidity and Capital Resources
In fiscal 1997, FutureLink Alberta raised CDN$593,454 of equity and debt financing to help fund operating activities of CDN$392,897 (net of working capital decrease) and capital asset purchases of CDN$279,523. At December 31, 1997, FutureLink Alberta had cash of CDN$10,886, a working capital deficit of CDN$413,508 and capital assets of CDN$239,330. In addition, FutureLink Alberta had long term debt obligations (including capital leases) of CDN$106,753.

FISCAL 1996

FutureLink Alberta commenced operations as 689936 Alberta Ltd. In March 1996 FutureLink Alberta was initially focused on developing a chain of internet cafes focused on exposing and distributing new information technology to consumers.

From the date of commencement of operations to December 31, 1996, FutureLink Alberta had nominal interest income of CDN$2,752 and incurred CDN$200,845 of operating expenses in developing the interactive cafe business model. CDN$109,625 of the expenses were for consultants who assisted the company in developing its business model and planning its internet cafes.

Liquidity and Capital Resources
In 1996, FutureLink Alberta raised CDN$370,329 in equity financing. In addition to funding CDN$269,817 of operations, the company loaned CDN$104,500 to a company owned by a director. The loan was repaid in 1997. As of December 31, 1996, FutureLink Alberta had CDN$89,852 of cash, CDN$104,500 of notes receivables and CDN$10,545 of other assets. The company had CDN$40,458 of trade payables and accrued liabilities as of December 31, 1996.

FUTURELINK/SYSGOLD

8 MONTHS ENDED JUNE 30, 1998  COMPARED TO 8 MONTHS ENDED JUNE 30, 1997

For the 8 months ended June 30, 1998, revenues increased CDN$2,351,872 (43%) to CDN$7,844,545 from CDN$5,492,673 recorded in the 8 months ended June 30, 1997. This increase resulted from several factors. The number of major clients increased by 13 (29%) to 58 from 45. The number of staff increased by 28 (58%) to 76 from 48.

Hardware and software sales increased by CDN$982,497 (37%) to CDN$4,232,998 from CDN$2,863,237 for the same period in the previous fiscal year. Cost of goods sold rose proportionately by CDN$911,046 (38%) to CDN$3,314,946 from CDN$2,403,900.

The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by CDN$1,283,238 (58%) to CDN$3,500,311 from CDN$2,217,073. This greater than proportional increase in staffing costs rose from competitive pressure on staff salaries.

General and administrative expenses increased by CDN$332,435 (76%) to CDN$769,665 (9.8% of revenue) from CDN$437,230 (8.0% of revenue) in the prior year. This increase in overhead costs occurred because we had to add supervisory, purchasing and administrative staff to handle our larger number of consultants. Advertising and Promotional costs went up by CDN$33,380 (64%) to CDN$85,851 (1.1% of revenue) from CDN$52,471 (1.0% of revenue) for the same period.

After provision for income taxes, FutureLink/SysGold recorded a decrease in profit of CDN$33,668 to CDN$143,716 for the 8 months ended June 30, 1998, compared to CDN$177,384 for the 8 months ended June 30, 1997.

FISCAL YEAR 1997 AS COMPARED TO FISCAL YEAR 1996

For the year ended October 31, 1997, revenues increased CDN$4,233,532 (80%) to CDN$9,520,789 from CDN$5,287,257 recorded in the year ended October 31, 1996. This increase resulted from several factors. The number of major clients increased by 9 (22%) to 49 from 40. The number of staff increased by 21 (60%) to 58 from 35. FutureLink/SysGold's client base spent more on expansion of their management information systems in 1997 compared to 1996.

Hardware and software sales increased by CDN$1,961,878 (66%) to CDN$4,929,610 from CDN$2,967,732 the previous fiscal year. Cost of goods sold rose proportionately by CDN$1,776,779 (65%) to CDN$4,500,816 from CDN$2,724,037.

The major cost of system consulting revenue - system consultant salaries, benefits, and contract costs increased by CDN$1,921,208 (100%) to CDN$3,835,563 from CDN$1,914,355. This greater than proportional increase in staffing costs arose mainly from competitive pressure on staff salaries, prior to revenue contract renewal dates with clients.

Advertising and Promotional costs went up by CDN$55,467 (130%) to CDN$97,897 (1.0% of revenue) from CDN$42,430 (0.8% of revenue) the previous fiscal year. This low marketing cost basically reflected FutureLink/SysGold's policy of obtaining new customers by reference from our staff and clients.

General and administrative expenses increased by CDN$217,975 (39%) to CDN$773,921 (8.1% of revenue) from CDN$555,946 (10.5% of revenue) in the prior year. This increase in overhead costs occurred generally because FutureLink/SysGold added supervisory, purchasing and administrative staff to handle its larger number of consultants. As well, a favorable tenant sub-lease ended and FutureLink/SysGold moved, incurring increased rent costs of CDN$48,000, additional furniture rent and lease costs of CDN$28,000, and telephone cost of CDN$11,000.

After provision for income taxes, the Company recorded an increase in profit of CDN$114,635 (430%) to CDN$141,311 for the year ended October 31, 1997, compared to CDN$26,676 for the year ended October 31, 1996.


                                    BUSINESS

HISTORY

FutureLink USA was incorporated under the Colorado Corporation Code on April 4, 1955 under the name of Cortez Uranium and Mining Co. On February 25, 1957, the Company changed its name to Core Oil, Inc. On June 16, 1983, it changed its name to Core Mineral Recoveries, Inc. and on July 20, 1997, changed its name again to Core Ventures, Inc. Finally, on February 17, 1998, the Company changed its name to FutureLink Distribution Corp. In conjunction with these name changes, the Company has undertaken a number of changes to its authorized capital. Upon incorporation, the authorized capital was 10,000,000 shares with a par value of $0.01. On June 16, 1983, the authorized capital was altered to authorize the issuance of 15,000,000 shares with a par value of $0.01/share. On October 7, 1986, the authorized capital was altered to authorize the issuance of 30,000,000 shares with a par value of $0.01/share. On July 20, 1997, the articles were amended to provide for a par value of $0.001 per share. On July 20, 1997, FutureLink USA effected a 200:1 reverse split. On December 2, 1997, FutureLink USA effected a 30:1 reverse split. On January 20, 1998, the articles were amended to authorize the issuance of 100,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with no par value.

On January 19, 1998 the shareholders of FutureLink USA ratified a share purchase agreement between FutureLink USA, FutureLink Alberta, Cameron Chell, Linda Carling, Colleen Rudolph, Bernie March, and Gerald Albert whereby FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta (48% of the outstanding shares of such Company) in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to an escrow agreement. The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the consideration of $3,500 USD. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement.

On September 28, 1998, FutureLink USA issued a take-over bid circular offering to purchase the remaining 52% of FutureLink Alberta on the basis of one FutureLink USA Common Share for each FutureLink Alberta Class "A" Common Voting Share. Management of FutureLink Alberta is identical to that of FutureLink USA and certain security holders of FutureLink Alberta are also security holders of FutureLink USA. This take-over bid closed on November 6, 1998 with FutureLink USA subsequently owning 96.47% of FutureLink Alberta.

In addition, by agreement among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation (now known as FutureLink/SysGold) and SysGold Ltd. dated August 4, 1998, as amended by agreement dated August 21, 1998, FutureLink USA has acquired all of the issued and outstanding shares of FutureLink/SysGold (the "SysGold Acquisition Agreement"). The consideration was CDN$8,685,000 paid by CDN$3,000,000 cash on closing (August 21, 1998), CDN$685,000 by a promissory note payable within 90 days of closing, and by the issuance of 4,250,000 FutureLink/SysGold shares exchangeable into 4,250,000 FutureLink USA Common Shares (attributed value $0.85/share). Subsequent to this transaction, SysGold Ltd. and SysGold Inc. were rolled up into FutureLink/SysGold.

FutureLink/SysGold (formerly known as Riverview Management Corporation) purchased a 33% minority interest in its subsidiary SysGold Ltd. from a minority shareholder for a purchase price of CDN$315,000 on July 24, 1998. The buy out was based on an effective evaluation dated April 30, 1996. At that date, the valuation for 100% of SysGold Ltd. was approximately CDN$950,000. The acquisition by FutureLink USA valued SysGold Ltd. at CDN$8,000,000 on an arms length basis. FutureLink USA believed this to be a reasonable valuation at the time and substantially higher than the valuation of SysGold Ltd. at April 30, 1996. The reasons for the increased valuation over the past 28 months are primarily as follows:

           a) SysGold's revenues increased from approximately CDN$3 million for the year ended October 31, 1995 to approximately CDN$9.7 million for the year ended October 31, 1997.

           b) SysGold's employee/consultant base (one of its key assets) increased from approximately 30 at the end of fiscal 1995 to a current of 75.

           c) SysGold had a strong management team, excellent reputation, blue ship client base and proven technology service delivery platform.

FutureLink USA entered into a Debenture Acquisition Agreement dated August 14, 1998, as amended by agreement dated August 21, 1998 with Thompson Kernaghan & Co., Ltd. an Ontario corporation ("TK"). Pursuant to this agreement TK purchased from FutureLink USA up to $5,000,000 of a 10% convertible debenture ("Debenture") and $1,000,000 in a series of warrants in FutureLink USA. (see "Certain Relationships and Related Transactions")

GENERAL

FutureLink USA is a total solution provider that supplies integrated business and IT solutions in the areas of management consulting, land and land systems, accounting, software development and infrastructure management. FutureLink USA strives to understand its clients' organizational processes and information requirements and provides a full suite of information management services.

It is dedicated to providing small to medium sized businesses (50-1000 seats) with the most efficient and cost effective system for the delivery of computer hardware, software and electronic content at an attractive cost for installation, administration and maintenance.

FutureLink USA's key technology platform to deliver its computing model is the thin client computing. A thin client is a computer that has a central processing unit (CPU), a keyboard, a mouse and a monitor that is connected to a network. Thin clients have no hard drive, floppy disks or CD-ROM drives nor any moving parts thus greatly reducing operating and maintenance costs. The thin client is connected to a network that delivers any software application to any desktop from a server. The thin client is designed to eliminate the need for constant computer upgrades, reduce the initial capital investment of buying PCs and reduce the time and money spent on computer maintenance.

Since 1995, FutureLink USA has been engaged in the development of its own thin client service: Wide Area Thin Client Hook-up(TM) (W.A.T.C.H.(TM)). For a monthly fee of approximately $200 per desktop (depending on the number of desktops and applications required) FutureLink USA's customers will receive:

1.    access to common business software applications including Microsoft
      Office;

2. access to a secured Internet or Intranet connection and all the necessary software;

3.    the ability to use existing proprietary applications and databases;

4. security enabled workstations for each employee including monitor, mouse, keyboard and thin client network computer; and

5. system management and support including installation, software upgrades, help desk and technical support.

SERVICES

Management believes that FutureLink USA is among the first companies to take the next step in IT delivery and services: the outsourcing of small and mid-sized company's computer networks (those companies with between 50 and 1000 computer users or seats) through the use of the thin client computers. FutureLink USA delivers this service by subscription (the customer signs a service agreement) over highly secure, remote wide area networks (WAN) to its clients. In addition, FutureLink USA allies itself with value added resellers (VARs) who will incorporate or bundle FutureLink USA's products and service into their own, thus allowing FutureLink USA to quickly enter and capture lucrative vertical industry markets such as oil and gas, independent insurance brokerage companies and automobile dealerships.

Applications Software

FutureLink USA offers its customers access to the following high-use software programs as part of FutureLink USA's service contract price: Microsoft Office 97 (Word, Excel and PowerPoint) and either Netscape Navigator or Microsoft's Internet Explorer Web Browser. It should be noted that these programs are just a sample of the available programs.

Internet Services

FutureLink USA offers customers seamless integration and access to the Internet, and a secured Intranet environment due to FutureLink USA's extensive use of firewalls designed to prevent unauthorized access to the customer's network. For additional charges, FutureLink USA provides its customers with a Web presence and/or the ability to conduct electronic commerce (e-commerce) over the Internet.

Industry and Company Specific Software

In certain industries, customers use industry specific or proprietary software programs to conduct business, as an example, in the insurance industry many brokers use Agency Manager. FutureLink USA's W.A.T.C.H.TM service provides users with access to industry specific software, as well as their existing proprietary applications and databases. However, it should be noted that these custom or industry specific applications must first be tested to ensure proper operation in the thin client environment.

Customer Premise Equipment and Software

FutureLink USA is using Citrix Systems Software as its' primary network operating system, WYSE Technologies as the main thin client hardware supplier, and Network Computing Devices Inc. (NCD) as an additional source for thin client hardware.

Citrix Systems, Inc. is known in the IT industry as the pace-setter and a world leader in thin-client/Server software solutions. Their award winning WinFrame(R) and MetaFrame(TM) software, based on the innovative ICA(R) and MultiWin(TM) technologies, provides access to virtually any application, across any type of network connection to any type of client.

The Wyse(R) Winterm(TM) thin client family delivers the broadest range of innovative, cost-effective terminals for accessing 32-bit Windows(R), Java(TM), and browser-based applications. Winterm(TM) thin clients combine the ease of management and inherent security of a terminal environment with the application and performance capabilities of desktop PCs. Wyse(R) was named the worldwide leader in unit shipments for the thin client/enterprise network computer (NC) market segments in 1997 according to a report released by industry analyst firm International Data Corporation (IDC).

NCD was founded in 1988 and since then has shipped more than 500,000 thin clients to various companies including Federal Express, Barclays' Bank and the University of Washington.

FutureLink USA's Server Farm

Many of FutureLink USA's thin clients will be connected to a server facility. A server facility consists of many servers linked together that act as the central nervous system of the network, in that they store and receive all the programs or data that the thin clients execute. It is through the servers that FutureLink USA performs all the network maintenance and hardware upgrade functions, thus eliminating the time and cost of upgrading applications on each individual computer. The client to server ratio is highly variable, depending on the resource requirements of the applications, the performance requirements of the user, and the fundamental processing power of the server itself. The use of multiple servers permits dynamic load balancing and assures maximum performance for all users.

FutureLink USA connects its server farm to its customers on-site thin clients via the best available high capacity data transmission service (ie. phone line, fiber optic network, coaxial cable network, ADSL (Asymmetric Digital Subscriber Lines), ATM (Asynchronous Transfer Mode)) in the customer's area. ADSL and ATM are high-speed lines that are dedicated for data transmission.

Network Maintenance and Support

FutureLink USA provides its customers with technical support five days a week (Monday to Friday) for ten hours a day, a so-called 5 X 10 system. The support includes installation and upgrade of software, daily maintenance and back-up of the network and the customers' files (tape, mirrored or redundant storage) and an emergency four-hour battery power back-up system, with the goal of providing 99.9% up-time reliability.

In addition, FutureLink USA provides its customers the following support services:

- Year 2000 (Y2K) compliant general business application software. Y2K is a serious problem for most companies that use computers, especially if the company uses a legacy computer operating system (pre 1985 software). When computer programmers were first designing programs, they decided that in order to save space on the computer's memory, they only allowed two digits to express dates. The accidental outcome of this shortcut is that computer programs will recognize January 1, 2000 as January 1, 1900. This problem could have dramatic effects on corporate and government payroll and accounts payable and receivable programs. It has been estimated that the Y2K problem will cause 50% of all companies (with more than 20 networked computer users) to reshape and/or delay major IT deployment decisions and will consume 15% to 20% of the company's IT budget (The Gartner Group Report: Future, September 22, 1997, page 7);

- security enabled workstations for each employee, allowing access to only the appropriate or approved programs.

It should be noted that:

- the cost of the data transmission service is not included in the $200 a month service fee. The connection is leased from the telecom, cable or satellite provider and is managed by FutureLink USA;

- the customer requires a minimum of a 56 kps baud rate per station to allow the user to receive information from FutureLink USA's remote server. An example: a customer that has 10 thin clients would therefore requires a 560 kps data transmission pipeline. Bandwidth costs are highly variable, depending on local infrastructure and competition. These costs are dropping rapidly in many jurisdictions as cable television companies and independent providers compete with telephone companies for this new and lucrative business; and

- through the use of FutureLink USA's W.A.T.C.H.TM program, companies may be able to integrate a company's multiple locations under one system.

Prior to installing any equipment for a client, FutureLink USAwould first conduct a needs analysis of the customer's computing and software requirements. The needs analysis consists of:

- determining what are the requirements of the customer (Y2K software compliance, data security, reducing the cost of managing a computer network, etc.),

- evaluating the customer's hardware and software needs and how they are being addressed, and

- conducting a cost/benefit analysis to demonstrate the economic viability of FutureLink USA's service in comparison to other options.

FutureLink USA also offers traditional IT outsourcing in that, should the client either not be suited to a thin client environment(uses a lot of local processing power or uses a high number of computer peripherals) or not wish a thin client environment, FutureLink USA will provide a traditional network environment with all the hardware, software and maintenance.

INDUSTRY SUMMARY

The outsourcing of computer service, whereby a client company obtains all or part of its information processing requirements (including systems design, software and hardware, communications, training, maintenance, and support) from an information technology provider such as FutureLink USA, continues to be a growing trend. FutureLink USA believes that it is generally significantly more cost-effective and efficient for its clients to outsource information processing services to FutureLink USA than it would be to provide equivalent services for themselves by hiring or contracting for service and support personnel.

Outsourcing provides clients with the following benefits:

- The refocus of personnel, financial and technological resources on core business and client related activities.

-       Access to highly skilled personnel and technology resources.

- Access to experienced resources to perform selected information processing functions.

-       Reduction of operating costs.

The information technology ("IT") industry encompasses everything from mainframe computers to personal computers to the Internet to computer service companies. As such, the IT industry is in a constant state of evolution. At present, the industry is undergoing three main revolutions:

1.      the shift to a networked computer environment,

2. the desire of organizations to reduce their cost of operating and maintaining their IT departments thereby increasing their operating efficiencies, and

3. the ability to conduct business electronically without regard to distance via the Internet or an Intranet (an internal or corporate Internet).

The Networked Computer

Companies have shifted their computational resources away from mainframes, developed in the 1960s, which required a legion of programmers and technicians to manage the system. The problem with the mainframes of the 1960s was that they used proprietary software and were difficult to manage, maintain and customize. The advent of the desktop personal computers (PCs) in the 1980s changed the dynamics of the computer industry, for it allowed individual users to create, manage and distribute information throughout an organization. In the 1990s, companies realized that by harnessing the power of individual PCs together to form a network computing environment they could further streamline operations while at the same time increase the communication capabilities of the users. The networked computer or PC environment refers to having PCs connected to servers (high-powered PCs, workstations or mainframe computers), which act as information gatekeepers and route data over a local or wide area network (LAN or WAN). The servers also maintain the databases that provide information to the PCs.

IT Outsourcing

In the 1980s, organizations, as part of their drive to cut costs to become more competitive, started to view their IT department as a cost center that should be managed for cost efficiency and effectiveness. One of the ways that companies optimized this cost was by outsourcing all or part of their IT functions to a third party. As part of the outsourcing process, the third party may buy the company's hardware and software and then supply it back to the company via a services agreement. According to International Data Corp, (IDC) of Framingham, Mass., outsourcing is a $84 billion world-wide industry and this market is projected to grow to over $120 billion by 2001. Part of the reason for the explosive growth in IT outsourcing is that companies are realizing that they can:

- receive better IT products or service than the company could normally afford,

- receive a cash infusion. Normally when a company outsources its IT department, there is a sale of assets (computer hardware and software and the customers IT personnel) from the customer to the service provider, - concentrate their resources on their core products and services, and

- increase return on their assets -- by outsourcing they can take their IT assets off the balance sheet.

The Internet

The Internet is changing the dynamics of how business is conducted. Through the use of electronic or Internet commerce (e-commerce) businesses can increase their purchasing options, expand their geographic territory, and reduce their delivery time while decreasing their costs. A case in point, Dell Computers of Austin, TX, is selling over $4 million a day of computers over the Internet, up from $750,000 a day just a year ago. According to market research firm Jupiter Communications Co., e-commerce could balloon to $37.5 billion by 2002, up from $2.6 billion in 1997. However, most of these benefits (network PCs, IT outsourcing and the Internet) are generally unavailable to small companies (those with between 50 to 1000 computer users) for they may not have:

- the financial resources to keep upgrading their computer's processing and storage capacity to accommodate the larger and slower application software,

- the corporate data security knowledge or backup storage technology that is necessary in a networked PC environment,

- calculated the true cost and time required to maintain their network. It has been estimated that the yearly cost of maintaining and upgrading a networked PC environment ranges from $7,000 to $12,000 per unit,

- the opportunity to outsource their IT department to traditional outsourcers, as most outsourcing companies cater to larger corporations (those with 1,000 plus seats), and

- the ability or resources to purchase and install the latest Internet software & hardware technology.

COMPETITION AND COMPETITIVE ANALYSIS

Status Quo (the networked PC)

A market researcher, Computer Intelligence, recently conducted a survey of 319 technology decision-makers at large U.S. companies and found that 42% of them had no plans to evaluate or adopt thin clients in the next year. However, 51% of those same respondents were not familiar with thin clients. Management believes that the status quo is FutureLink USA's biggest roadblock to success, in that:

-       companies may be reluctant to try new technology;

- it will upset Chief Information Officers (CIOs) at some companies, who will view FutureLink USA's product and service as a threat to their department;

- employees may resist the fact that FutureLink USA's products have no storage devices or CD-ROMs; and

- businesses have started to cut the costs of managing a PC network by tightening up their computer management, maintenance and administration practices (for example, by restricting users access to floppy disks), using automated management tools and the standardization among PC platforms and end-user configurations. These businesses may feel that they can better manage their IT costs than an IT outsourcing company.

Computer Outsourcing Companies

According to EDS, the market for managed network services or IT outsourcing in the United States is expected to generate $36 billion in revenue in 1998 and $70 billion by the year 2000.

IDC estimates that there are 22 million desktops in the USA in the small to mid-market range. FutureLink USA has conservatively added 10 percent to this number to come up with an estimated 25 million desktops in Canada and the United States in companies that have 50-1000 employees. The IT outsourced service market opportunity for small to mid sized businesses in North America is $60 billion a year (assuming each seat was outsourced at $200 per seat per month). FutureLink USA believes this market has great potential for conversion to its W.A.T.C.H.(TM) environment over the next 3 to 5 years as these companies move to upgrade their current computer networks.

The computer outsourcing market in the United States alone is estimated to have generated over $30 billion in revenue in 1997. The four largest firms are IBM, EDS, GE Capital Services and Computer Sciences Corp. These companies take over the complete management and administration of large corporate IT networks (1,000+ computer users) or government agency computer needs.

IBM Global Service is the world's largest information technology service company with 1997 revenue of approximately $26 billion. IBM's 110,000 service employees serve customers in 164 countries providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies.

EDS is the world's second largest global information service provider with 1997 revenue of $15.2 billion. EDS' 110,000 employees serve 9,000 customers in 44 countries, providing business and information technology consulting, systems integration, application development, product-specific support and managed network services to Fortune 500 companies and governments. It should be noted that EDS and Bell South have recently formed a new alliance to develop and market network solutions to mid-size companies. The new company is to be called MNS Alliance and will target companies with 500 to 10,000 employees. MNS will provide companies with an integrated telecommunication and IT (software and hardware) management solution.

GE's IT Solutions is one of the leading global desktop service providers with 1997 revenue of $10 billion. IT Solutions provides desktop and client server products, operating and application software, local and wide area network design, and IT consulting service to government and commercial customers in over 20 countries.

Computer Sciences Corporation (CSC) is a world leader in IT management with 1997 revenues of $6.3 billion of which $1.2 billion is derived from outsourcing contracts. CSC's 44,000 employees serve clients from 600 offices world-wide providing customers with management consulting, information systems consulting and integration and operation support.

The Company does not view mainstream outsourcers as direct competition for FutureLink USA as FutureLink USA is addressing a mid-market niche that the management believes other IT outsourcers are not focusing on.

FutureLink USA's Competitive Advantages

- Less expensive to operate than a networked PC. A W.A.T.C.H.(TM) station can offer all the convenience of a networked PC(unless it uses a lot of local processing power(eg: graphic designers) or uses a high number of computer peripherals) without the problems associated with networked PCs such as having to upgrade programs, replace parts or manage the network. According to the Gartner Group of Stamford, CT, the five-year cost of owning a PC with Windows 3.1 is $44,250. The cost would be $38,900 for Windows 95 and $38,400 for Windows NT (Byte Magazine, April 1997 issue). This is compared with FutureLink USA's cost of $200 per W.A.T.C.H.TM station per month over a five-year period or $12,000 in total.

- PC users often try to solve technical problems themselves -- which sometimes makes the problems worse, interferes with their real jobs, and lowers their productivity. With FutureLink USA's off-site troubleshooting, the customer is ensured that a professional corrects the problem.

- Its products and services provide intruder security through state-of-the-art firewalls, mirrored (duplicated) servers and databases, and sophisticated data access permissions. This level of protection is usually only available in Fortune 500 companies and government agencies

- It removes management's requirement to continually upgrade their PCs to handle the latest software programs as most hardware upgrades occur on FutureLink's server.

- FutureLink USA's target market is companies with 50-1000 users, where there is little competition from other IT service companies.

- FutureLink USA is vendor-neutral. FutureLink USA has no vested interest in pushing particular products and is free to help clients choose products best suited to their needs.

FutureLink USA's Challenges

- FutureLink USA is a new company with a new method of distributing computer services and applications. FutureLink must develop a brand name and reference customer base to increase its market penetration.

- W.A.T.C.H.TM may not be appropriate for people who require extensive amount of local processing power or those users who use many different computer peripherals.

- W.A.T.C.H.TM works most effectively with software programs that are Windows NT compliant.

INDUSTRY ANALYSIS

Thin Client Computer Environment

The thin client computing model is just in its infancy. Even though the products have been available for nearly ten years, they have been directed at very narrow market segments. Their broader application potential is just now coming to light. Leading computer market research firms have come up with a wide variety of estimates regarding thin client penetration and adoption.

- International Data Corp, (IDC) estimates that about 300,000 thin clients will be shipped in 1998 and 7 million units by the year 2000.

- Dataquest (San Jose, CA) estimates that 2.5 million thin client computers will be shipped by the year 2000.

- The Gartner Group predicts that by the year 2000, 20 -- 30% of all computers, or 18 million units, will be thin clients.

- Zona Research Inc. predicts that the thin client market will grow from approximately 1.7 million in 1997 to over 6.7 million in 2000 for the commercial market and up to 70 million units for the consumer marketplace.




BUSINESS STRATEGY

FutureLink USA's objective is to provide a comprehensive computer outsourcing alternative to meet all or part of its clients' information technology requirements. FutureLink USA's strategy includes the following key elements:

Industry Specific Outsourcing Services FutureLink USA develops and acquires industry-specific outsourcing applications and services, so that FutureLink USA's in-depth knowledge of a particular industry can then be applied to servicing multiple clients in that field. FutureLink USA currently provides outsourcing services to approximately 4000 seats, many of which are in the oil and gas sector.

Customer Service and Support FutureLink USA believes that close attention to customer service and support has been, and will continue to be, crucial to its success. FutureLink USA provides a high degree of customer service and support, including customized training and rapid response to customer needs.

Service Flexibility FutureLink USA attempts to maximize utilization of its services by offering a wide range of services to each client.

System Optimization FutureLink USA's technical expertise is in networks, PC's, AS/400s, NetWare, Windows, Windows 95 and NT. Their strength lies in their Total Quality Management approach to system improvement. While many people can "optimize" a single PC, FutureLink USA is strongest at assessing the needs of the client and meeting those needs whether it be setting up a traditional networked PC environment, implementing a W.A.T.C.H(TM) environment or combination of both. The process of optimization includes work and data flow analysis, user training and support, and strong implementation of standards.

Facilities Management (Outsourcing) In most sites, FutureLink USA can save money and improve the service to users. They have the technical and management experience to "outsource" the entire IT function, or any part of it. They can supply full-time, part-time, or variable staffing as an organization's needs change. The most significant economy from outsourcing is reducing duplicated effort. For example, they will convert many sites to Windows NT in the coming year, but only do the research once.

Network Design and Installation FutureLink USA designs simple, effective networks. They get installed on time, within budget, and with a minimum of disruption to existing systems. Installation is followed by training and support to help users quickly become efficient.

Application Design, Development and Implementation FutureLink USA's technical expertise is in software development, including the latest Internet / Intranet / Extranet tools. Their strength is in the Total Quality Management approach to software development. They design simple, effective applications that meet client expectations.

Training FutureLink USA provides in-house, hands-on training for groups of up to 8 people at a time. They cover the most popular user software such as the individual products in Microsoft Office and Lotus Smartsuite, as well as specialized training on specific other packages. This type of training is cheaper and more effective than sending your staff out to a training service. Users learn on their own computer, on their own network, and print to the exact network printer they use everyday.

Hardware and Software Procurement Services Most of FutureLink USA's clients ask the Company to procure their hardware and software for them. As a service to their clients, they have set themselves up as a re-seller, enabling them to purchase at wholesale prices.

Information Technology Planning FutureLink USA provides technology planning services to a range of clients. The objective is to help clients determine their technology needs, select the appropriate technologies, and implement and use these technologies in ways that add value to their business operations.

Customer and Billing Arrangements The needs of the Company's clients are diverse. Some large clients contract to have several FutureLink USA employees on-site all of the time. Other smaller clients utilize FutureLink USA resources on a "on call" hourly basis. The service commitments FutureLink USA makes vary from client to client, depending on client needs and their ability to meet them.

Flexibility FutureLink USA's responsibility can be for total systems management, or limited to a specific system. Contracts are tailored to suit the needs of a particular client. Billing is done on a cost plus model based on a per hour rate, based on a flat monthly fee, or per-user-per-month. Contracts can be multi-year, or month to month.

MARKETING STRATEGY

Management believes FutureLink USA is among the first companies to take the next step in information technology delivery and services -- the outsourcing of a company's computer network and delivering the software applications by subscription over a highly-secure, remote wide area networks (WAN) to a mainstream corporate client base via thin client desktop computers. It is the objective of FutureLink USA to create a new model of network computing services that has the cost and convenience of a telephone and will be the dominant player in this market.

FutureLink USA has chosen Calgary as its first market due to its proximity to the advanced telecommunication infrastructure that Telus, Shaw Cable and MetroNet have installed in the downtown core. Over the next 18 months, FutureLink USA will expand its service offering to other cities in Western Canada and the United States.

FutureLink USA will initially target:

1.      companies with between 50 and 1000 users,

2. industries where the giants have chosen to outsource their IT departments (ie: the oil and gas sector), thus giving a frame of reference for mid-sized industry players,

3. marketing alliances with niche telecom service providers targeting the business market, and

4. strategic alliances with value added resellers (VARs) of applications and services.

FutureLink USA will initially target these market segments because of the following:

These industries use a few standard software programs. The key factor is that these users rarely need new applications. Most industry segments will need some standard word processor and spreadsheet package. Then there are typically a few industry specific software packages that dominate each market segment. There is seldom a need for a broad range of software offerings.

Users share desktops. The old business model of full-time employees and one person per office is giving way to a workplace with part-time employees, independent contractors, temporary workers, and telecommuters. It makes little sense to reserve a PC for everyone who might need occasional use of a computer at the office. Because thin clients are stateless, employees can share them and enjoy their own personalized working environment while sharing desktops.

Services remote users who are difficult to support. If a PC breaks down at a remote location (ie. an oil field), MIS must either send someone to fix the problem or talk the user through the repairs. Because thin clients lack extras such as persistent storage, there are lower failure risks. With a true hardware failure, MIS can easily replace a stateless client with a new machine because there's no local software or data files to restore.

Jobs revolve around remote data instead of local data. An order-entry person who spends the day checking data in a centralized database and filling in electronic forms is well served by a simple, foolproof machine. So is a factory foreman who needs to view the latest engineering drawings in a database. These jobs are highly specific and network-centric, so the workers aren't sacrificing flexibility by switching to a network-centric device.

Security is paramount. Conventional desktop and laptop PCs can be security nightmares because they store everything locally and users have virtually unrestricted access to local storage. Every loss, theft, virus attack, breakdown, or break-in is potentially catastrophic if it endangers strategic data. Thin clients that store everything on a server are generally safer because server closets are more physically secure and professionals regularly back up the servers.

Companies need replacements for older, text-based terminals. Analysts estimate that there are 30 million to 50 million dumb terminals (refers to terminals that allowed only text-based information processing with all information being processed by the company's mainframe). The insurance and the health care industry continue to use dumb terminals for most of their data entry staff. Today's thin clients can use the same legacy programs and data that these dumb terminals use, yet they provide a graphic user interface (GUI), as well as, access to the Internet and corporate Intranets.

In addition, FutureLink USA will target companies that do not have a Chief Information or Technology Officer. FutureLink USA plans to target the Owner/Chief Executive Officer or the Chief Financial or Operating Officers of these small to mid-size companies because they can understand the cost benefit of outsourcing of their MIS department, and the MIS department may not be powerful enough to resist the change.

The key to the sales of services is an impressive client reference list. FutureLink USA is starting to generate a reference base through its initial clients and also plans to build its client base and reputation via strategic acquisitions of IT outsourcing and other information technology firms with solid client bases, product and service offerings, and outstanding reputations.

It should be noted that FutureLink USA will not initially target companies whose users need a lot of local processing power, frequently need to install new software, or use a variety of peripherals.

SALES STRATEGY
FutureLink USA's sales strategy is to educate the customer on the benefits of outsourcing their IT department by using the W.A.T.C.H.(TM) service. As part of the sales process, FutureLink USA will emphasize to its customers:

- Total Cost of Ownership (TCO). FutureLink USA's W.A.T.C.H.(TM) program is less expensive than even a well managed networked PC environment,

- the relief in not having their hardware become obsolete, as all hardware upgrades are done on FutureLink USA's server,

- state-of-the-art data security, back-up and encryption technology that FutureLink USA provides which ensures that the customer's data is secure against unwanted internal or external threats,

- the removal of all the problems associated with the computer administration and support functions, and

- the customer receives extensive customer service and support, including 5 days a week, 10 hours a day on-line support.

FutureLink USA plans to sell its services through two sources:

- FutureLink USA will hire sales representatives experienced in selling information technology services or computeroutsourcing services.

- FutureLink USA will form strategic alliance partnerships (SAPs) within specific sectors. SAPs will be companies that offer a product or service that can be easily integrated into the W.A.T.C.H.(TM) program. The SAPs must create a win-win situation for FutureLink USA, the partner and their customers.

ADVERTISING AND PROMOTION STRATEGY

FutureLink USA's advertising strategy is to place ads in vertical and business publications that are read by its targeted industries (oil and gas, insurance, hotels, etc). In addition, it plans to run direct marketing campaigns and advertise extensively over the Internet.

STRATEGIC GROWTH OPPORTUNITIES

The plans and projections of the Company are based on internal growth via sales of computer utility services to small to medium sized businesses and growth through strategic acquisitions.

FutureLink USA is in discussions with several large customers concerning outsourced IT services agreements using thin client technology and other technology platforms. The opportunities are in such sectors as hospitality and e-commerce in the office stationery sector.

In particular, FutureLink USA has been awarded the Information Technology Services contract for Willson Stationers Ltd., a major Western Canadian retail chain. Under the terms of the agreement, FutureLink USA will be responsible for the design, implementation and management of Willson's complete network systems and functions at all stores and the head office. The installation will involve more than 175 computing stations and will provide FutureLink USA with contracted revenues of approximately CND$4,000,000 over the term of the contract.

Willson Stationers Ltd., founded in 1890, is one of the most widely recognized and respected business names in Western Canada. Today, Willson's operates 25 retail outlets and four telemarketing/commercial sales offices in six cities, as well as, a distribution centre and custom products division.


Each of the other large strategic initiatives involves potential multi-million dollar IT services contracts, and the closing of even one of these deals significantly enhances FutureLink USA's reputation, revenue base, revenue backlog and income.

FutureLink USA's management believes that strategic acquisitions could tremendously enhance FutureLink USA's growth and profitability over the next several years. FutureLink USA plans to aggressively search out strategic acquisitions in the short term in the USA and Canada. These purchases would provide FutureLink USA with the following:

- a blue chip client base which gives FutureLink USA customer references for sales proposals,

- quality management and client service delivery personnel critical to success in the IT services sector,

-       bases for entry into new geographic and industry markets,

- additional sources of potential revenues from customer sales of additional IT.

FutureLink USA's general acquisition criteria are:

1. IT service companies in the outsourcing, network management, application development and maintenance and Y2K consulting fields;

2.      target is located in Canada or the United States;

3.      target has strong customer base and valuable existing service contracts;
        and

4. target has talented management and client service delivery teams that can integrate into FutureLink USA's service organization.

As of the date of this Registration Statement, the Company has not entered into discussions with any potential acquisition targets.

The principal executive office of FutureLink USA is located at Suite 300-250 6th Avenue S.W. Calgary, Alberta, T2P 3H7. The contact telephone number is
(403) 216-6000. The registered and records office of the Company is located at 5025 South Federal Boulevard, Englewood, Colorado, 80110.

PATENTS AND TRADEMARKS

Although FutureLink USA's business has not depended on trademark or patent protection, it recognizes the increasing value of its various trade names, trademarks, and technical innovations. FutureLink USA has applied for federal trademark registration of the names "FutureLink", "Flink", "FutureServe", "Wide Area Thin Client Hook-up", "W.A.T.C.H.", "Your Way Ahead", "The world's first computer utility company", "Information Utility", "Application Portal", and "Computer Utility" and of our two logos in both Canada and the United States. In addition, FutureLink USA may seek patents on its inventions in the future. FutureLink USA's ability to compete may be enhanced by its ability to protect its proprietary information, including the issuance of patents and trademarks. The process of seeking patent protection can be expensive and can consume significant management resources. FutureLink USA believes that patents may strengthen its negotiating position with respect to future disputes that may arise regarding its technology and processes. However, it believes that its continued success depends primarily on such factors as the technological skills and innovative abilities of its personnel rather than on any patents that it may obtain. In addition, there can be no assurance that patents will issue from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantage to FutureLink USA.

ENVIRONMENTAL MATTERS

FutureLink USA believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

RESEARCH AND DEVELOPMENT

During each of the last two fiscal years FutureLink USA did not expend in excess of Ten Thousand Dollars ($10,000) on research and development of products. During fiscal year 1997, FutureLink USA did not capitalize research, development or engineering costs, and such costs were expensed during the period of their occurrence.

GOVERNMENTAL MATTERS

Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of FutureLink USA, nor does FutureLink USA know of any existing or probable governmental regulations affecting FutureLink USA's activities.

INSURANCE

FutureLink USA maintains a $2,000,000 directors and officers liability insurance policy. The Company also maintains a $2,000,000 commercial liability insurance policy, an employee health insurance policy, business interruption insurance to fund its operation in the event of catastrophic damage to any of its operation centres and insurance for the loss and reconstruction of its computer systems. FutureLink USA also maintains extensive data backup procedures to protect both client and company data. It currently does not, however, maintain a product liability insurance policy or an errors and omissions policy to cover the sale of its services. There can be no assurance that its insurance will be adequate to cover future claims or that FutureLink USA will be able to maintain adequate liability insurance at commercially reasonable rates.

EMPLOYEES

As of October 15, 1998, FutureLink USA employed a total of 97 persons. FutureLink USA has experienced no work stoppages and is not a party to a collective bargaining agreement. It believes that it maintains good relations with its employees.

DESCRIPTION OF PROPERTY

FutureLink USA currently maintains offices and a computer center at two locations. The first facility is of approximately 6,970 square feet in Calgary, Alberta under a lease that expires April 30, 2002. This lease has an aggregate minimum annual rental payments of approximately CDN$61,440 plus operating expenses and is subject to escalation.

The second facility is of approximately 19,639 square feet in Calgary, Alberta under a lease that expires January 31, 2002. This lease has an aggregate minimum annual rental payments of approximately CDN$373,312 plus operating expenses and is subject to escalation.

FutureLink USA may consolidate the two facilities in the near future.

FutureLink USA generally leases its equipment under standard commercial leases, in some cases with purchase options which the Company exercises from time to time. FutureLink USA's equipment is generally covered by standard commercial maintenance agreements.


LEGAL PROCEEDINGS

The Company and its subsidiaries are aware of the following lawsuits:

1. Midland Walwyn Capital Inc. has commenced an action in the Supreme Court of Ontario against Core Ventures, Inc. (now known as FutureLink USA), Abecorn Enterprises Limited, Alixe Cormick, Venture Law Corporation, and Raymond Kompani. At the time of the alleged transactions, John Xinos of Abecorn Enterprises Limited was a director of Core Ventures Inc. Alixe Cormick of Venture Law Corporation acted as corporate legal counsel for both Abecorn and Core Ventures. Ray Kompani was a third party with no relation to Core Ventures. Midland Walwyn Capital Inc. is seeking judgement in the amount of CDN$500,000 against all defendants. The action against Core Ventures, Inc. alleges fraudulent misrepresentation, negligent misrepresentation, intentional or negligent interference with contractual relations. The action was commenced in October 1997. Core Ventures, Inc. has filed a defense. The action relates to a share sale transaction between Abecorn Enterprises Limited and Raymond Kompani. Raymond Kompani apparently failed to pay Abecorn Enterprises Limited for 50,000 FutureLink USA Common Shares. Alixe Cormick, as solicitor for Core Ventures Inc., was instructed to advise the General Securities Transfer Agency, Inc. to stop transfer share certificate #3190 in the amount of 50,000 FutureLink USA Common Shares standing in the name of Abecorn Enterprises Limited. The General Securities Transfer Agency, Inc. stop transferred share certificate #3190. Raymond Kompani deposited share certificate #3190 with Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. proceeded to sell 50,000 FutureLink Common Shares on behalf of Raymond Kompani. When Midland Walwyn Capital Inc. sent share certificate #3190 to the Depository Trust Company (clearing house), the clearing house advised Midland Walwyn Capital Inc. that the shares had been stop transferred by the transfer agent for Core Ventures, Inc. Midland Walwyn Capital Inc. had paid the net sale proceeds to Raymond Kompani before they were advised by Depository Trust Company of the problem. Midland Walwyn Capital Inc. was required to repurchase 50,000 FutureLink USA Common Shares on the market. The cost was $325,000. Midland Walwyn Capital Inc. demanded the repayment of the funds from Raymond Kompani. Raymond Kompani has not repaid the monies to Midland Walwyn Capital Inc. Midland Walwyn Capital Inc. is suing to recover its losses. John Anastasios Xinos and Core Ventures, Inc. entered into an indemnity agreement dated January 19, 1998 whereby John Anastasios Xinos agreed to indemnify Core Ventures, Inc. for any losses suffered by Core Ventures, Inc. arising from the Midland Walwyn Capital Inc.

lawsuit. FutureLink USA has minimal exposure in this litigation due to the Indemnity Agreement and does not believe that there would be a material impact if the plaintiff was successful.


2. US Bankruptcy Proceedings. FutureLink USA is aware that on April 4, 1995, Core Mineral Recoveries, Inc. voluntarily filed a petition under Chapter 11 of the US Bankruptcy Code (95-70091) seeking protection from its creditors. FutureLink USA was not bankrupt. The petition was dismissed thereby not compromising any of the creditors. It was a term of the January 20, 1998 share acquisition agreement that there were no debts in FutureLink USA.

3. 554495 Alberta Ltd. commenced an action against Coffee.com Interactive Cafe Corp. (now known as FutureLink Alberta) in October 1997 in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action # 9701-15514. The action relates to a purported lease agreement with respect to space in Calgary. The Plaintiff seeks judgement in an amount in excess of CDN$285,000. FutureLink Alberta has defended and counterclaimed. The parties are proceeding to discovery of corporate officers. FutureLink Alberta believes it has minimal exposure but should 554495 Alberta Ltd. win this case and FutureLink should not win it's counterclaim, FutureLink Alberta would incur damages of approximately CDN$500,000.

4. A Statement of Claim was issued by TAP Consulting Ltd. on August 19, 1998 in the Court of Queen's Bench of Alberta, Judicial District of Calgary naming SysGold Ltd. as a defendant. The suit alleges that SysGold Ltd. wrongfully terminated a management services contract dated January 19, 1991 between SysGold Ltd. and TAP Consulting Ltd. without cause or reasonable notice. The Plaintiff seeks CDN$150,000 plus court costs. SysGold Ltd. believes it has a sustainable defence to the action and intends to vigorously defend it and to file a counterclaim. FutureLink USA and Don Bialik entered into an indemnity agreement dated August 21, 1998 whereby Don Bialik agreed to indemnify FutureLink USA for any losses suffered by FutureLink USA arising from the TAP Consulting Ltd. lawsuit. FutureLink USA has minimal exposure in this litigation due to the Indemnity Agreement and does not believe that there would be a material impact if the plaintiff was successful.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 15, 1998 for (i) each of the Company's directors; (ii) each of the Company's executive officers; (iii) all executive officers and directors as a group; and (iv) each person who beneficially owns 5% or more of the outstanding shares of Common Stock. The Company believes that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property law, where applicable.

                                                                                               Percent Owned
Name and Address(1)                          Amount              Percent of Class(2)        Following Offering(3)
Cameron Chell                             1,067,750(4)                   6.5%                          3.5%
Don Bialik                                4,375,000(5)                  21.3%                           .4%
Raghunath Kilambi                           550,000(4)                   3.3%                          1.9%
Linda M. Murray                              61,000(6)                   0.4%                           .2%
F. Bryson Farrill                           350,000(7)                   2.1%                          1.2%
Philip Ladouceur                            500,000(8)                   3.0%                          1.6%
Robert Kubbernus                            350,000(7)                   2.1%                          1.2%
Robert Kohn                                 475,000(9)                   2.9%                          1.6%
Thomson Kernaghan                         9,615,385(10)                 37.3%                            0%
All directors and executive
officers a group(8 persons)               7,728,750                     41.6%                         11.5%

Notes:

1) Unless otherwise stated, the business address of each of the stockholders named in the table is c/o the Company at 250 6th Avenue S.W., Suite 300, Calgary, Alberta T2P 3H7 Canada.

2) Based upon 16,168,065 shares of Common Stock outstanding as of October 1, 1998 and for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants or other rights.

3) Based upon 30,364,688 shares of Common Stock outstanding after the offering is complete. This number includes (i) 16,168,065 shares outstanding as of October 1, 1998; (ii) 4,250,000 shares underlying the Bialik Exchangeable shares; (iii) 8,946,623 shares underlying the 10% Convertible Debenture issued to Thomson Kernaghan; and (iii) 1,000,000 shares underlying the Thomson Kernaghan Warrants. With the exception of 668,762 shares issued to Thomson Kernaghan, none of the shares being registered pursuant to this Registration Statement have been issued by the Company and the Company does not know when, if at all, these shares will be issued and, if issued, when they would be sold pursuant to this Registration Statement.

4) Includes options for the purchase of 250,000 shares of Common Stock exercisable at $0.76 per share which vested on June 29, 1998. Does not include options to purchase 250,000 shares of Common Stock exercisable upon the same terms subject to vesting on June 29, 1999.

5) Donald A. Bialik and Olivia B. Bialik do not currently own any shares of FutureLink USA. However, Donald A. Bialik owns 1,418,084 FutureLink/SysGold Ltd. Exchangeable Shares and Olivia B. Bialik owns 2,831,916 FutureLink/SysGold Ltd. Exchangeable Shares. Because the FutureLink/SysGold Ltd. Exchangeable Shares may be converted into FutureLink USA Common Shares by Donald A. Bialik and Olivia B. Bialik without the payment of any further consideration, FutureLink USA has deemed these shares to be issued for the purpose of this calculation. Includes options for the purchase of 125,000 shares of Common Stock exercisable at $1.17 per share which vested on August 5, 1998. Does not include options to purchase 125,000 share of Common Stock exercisable at $1.17 per share which vest on August 5, 1999.

6) Includes options for the purchase of 25,000 shares of Common Stock exercisable at $0.76 per share which vested on June 29, 1998 and options future purchase of 25,000 shares of Common Stock exercisable at $0.76 per share which vest on December 29, 1998. Does not include options to purchase 25,000 shares of Common Stock exercisable upon the same terms subject to vesting on June 29, 1999.

7) Includes options for the purchase of 125,000 shares of Common Stock exercisable at $0.76 per share which vested on June 29, 1998. Does not include options to purchase 125,000 share of Common Stock exercisable upon the same terms subject to vesting on June 29, 1999.

8) Options for the purchase of 250,000 shares of Common Stock exercisable at $0.76 per share which vested on July 16, 1998. Does not include options for the purchase of 250,000 shares of Common Stock under the same conditions which vest July 16, 1999.

9) Includes Options for the purchase of 100,000 shares of Common Stock exercisable at $0.76 per share which vested on June 29, 1998. Does not include options to purchase 100,000 shares of Common Stock exercisable upon the same terms subject to vesting on June 29, 1999.

10) As of October 1, 1998, Thomson Kernaghan owned 668,762 shares of Common Stock. These shares were purchased pursuant to the terms of the Debenture Agreement (see "Business-History"). The remaining 8,946,623 shares may be issued to Thomson Kernaghan subject to certain conditions set forth in the Debenture Agreement.

                                   MANAGEMENT

                                                                    % of Time Devoted to
     Name            Age               Position Held                     FutureLink
Cameron B. Chell      30       Chairman of the Board and
                               Chief Executive Officer                        75
Don Bialik            43       Director, President                           100
Raghunath Kilambi     33       Director, V.P.-Corporate Finance and
                               Chief Financial Officer                        90
Linda M. Murray       32       Corporate Secretary                           100
Philip Ladouceur      57       Director                                       10
Robert Kubbernus      40       Director                                       20
F. Bryson Farrill     71       Director                                       10
Robert H. Kohn        41       Director                                       10

The following is a brief description of the background of the key management and directors of FutureLink USA. Each of the Board members were reelected in an annual general meeting held in November 1998.

CAMERON CHELL - CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER -- Mr. Chell's primary responsibility has been to assemble a leading edge professional technology and business team to implement the FutureLink Alberta and FutureLink USA business plans. His secondary responsibility is to seek financing for FutureLink Alberta and FutureLink USA. Mr. Chell has helped build several technology companies over the past 10 years. He is a Vice President of JAWS Technologies Inc., an internet based encryption technology company (OTC -- BB symbol JAWZ), C.E. O. of Willson Stationers and a director of NextClick Ltd.. He is also a principal of the investment banking firm of Chell McNeill Inc. From 1994 to May 1997 Mr. Chell was employed as a registered representative of a brokerage firm in Calgary, Alberta. Prior to 1994, Mr. Chell was self employed in computer sales and other non related positions.

     On November 6, 1998 Cameron Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, (i) Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities and (ii) Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five year period, subjected to a CDN$25,000 fine and a three year period of enhanced supervision.

DON BIALIK -- DIRECTOR/PRESIDENT -- Mr. Don Bialik received his Bachelor of Applied Science (B. A. Sc.) in Civil Engineering from University of Toronto in 1980 and an MBA from the University of Calgary in 1988. Mr. Bialik's focus as President will be on the opening and integration of new markets and acquisitions. Mr. Bialik is a highly respected, successful entrepreneur and the founder of SysGold Ltd. with 15 years in the Information Systems business, he is a pioneer in the outsourcing sector. Mr. Bialik offers clients 10 years of specific information systems expertise.

RAGHUNATH KILAMBI -- DIRECTOR/VICE PRESIDENT OF CORPORATE FINANCE AND CHIEF FINANCIAL OFFICER - Mr. Kilambi has been Chief Financial Officer of FutureLink USA since March 1998. As President of New Economy Capital Inc., Mr. Kilambi has raised significant equity and debt financing for Canadian and US public and private high technology corporations. Mr. Kilambi also serves as a director of Willson Stationers. Previously, Mr. Kilambi was the Director, Financial Services and Taxation and Corporate Secretary for Canada Starch Company Inc., a CDN$400 million subsidiary in the US multinational Bestfoods group of companies. Mr. Kilambi graduated from McGill University with a Bachelor of Finance and Accounting. Mr. Kilambi is a Chartered Accountant. Mr. Kilambi is also a director of Advanced Vision Systems Corp. (ASE:AVD) and NextClick Ltd.

LINDA M. MURRAY - CORPORATE SECRETARY - Ms. Murray has extensive experience in the hospitality industry and administration of companies. In 1996 and 1997, Ms. Murray was an independent office administration contractor with three publicly traded clients(Advanced Vision Systems Corp.(ASE:AVD), Imaging Dynamics Corp.(ASE:ID) and Reliance Energy Inc.(ASE:RLA)). From 1990 to 1996, Ms. Murray's focus was in the hospitality industry at the Banff Park Lodge in positions varying from Tour Coordinator to Executive Secretary to the General Manager.

PHILIP LADOUCEUR -- DIRECTOR -- Mr. Ladouceur has served MetroNet as a director since October 1996 and was President of MetroNet from October 1996 to October 1997. When Mr. Ladouceur joined MetroNet, the company was a local Calgary telecom concern. He has led the company through equity and debt financings of more than CDN$2 billion as well as the company's initial public offering on the NASDAQ and Toronto Stock Exchanges. Also, Mr. Ladouceur guided the company through its recent acquisition of Rogers Communications' Telecom business, a transaction valued at over CDN$1 billion. MetroNet has now become a major national presence and the largest competitive local exchange carrier in Canada. Prior to joining MetroNet, Mr. Ladouceur was Executive Vice President, Operations at Bell Canada International Inc., from February 1995 to October 1996 where he led key restructuring efforts and the formation of a major joint venture with IBM Canada. From October 1992 to February 1995, Mr. Ladouceur was the founding President and Chief Executive Officer of ISM Information Systems Management (Alberta) Ltd., ("ISM") a Canadian computer and network management outsourcing company. Under Mr. Ladouceur's direction, ISM grew to CDN$75 million in revenue on an annual basis, and over 700 employees in a two-year period from start-up. Mr. Ladouceur founded and, from June 1990 to October 1992, was the Managing Director of HDL Capital Corporation, a Toronto-based merchant bank that specializes in business turnarounds, management buyouts, and financing for medium and small businesses in the telecommunications, technology, software, and retail sectors. From 1986 to 1989, Mr. Ladouceur was Senior Vice President, Finance, Chief Financial Officer and a director of Rogers Communications Inc., one of the largest cable, cellular and broadcasting companies in North America. While there, he oversaw the completion of over CDN$3 billion in public and private financings. Additionally, Mr. Ladouceur is currently serving as the Chairman of the Competitive Telecommunications Association of Canada.

ROBERT KUBBERNUS -- DIRECTOR -- Prior to 1992, Mr. Kubbernus was the Chief Financial Officer of Bankers Capital Group. His responsibilities included the development of new products and markets as well as overseeing the financial controls of the Company. Since 1992, Mr. Kubbernus has been the President of Bankton Financial Corporation, which specializes in the placement of debt instruments with institutional and private lenders. Bankton Financial Corporation is also involved in corporate restructuring and planning. Mr. Kubbernus is the President of JAWS Technologies, Inc. (OTC --BB symbol JAWZ).

F. BRYSON FARRILL -- DIRECTOR --Until 1989 Mr. Farrill had various positions with Scotia McLeod and McLeod Young Wier including acting in the capacity as the former Chairman of Scotia McLeod (USA) Inc. and McLeod Young Weir Ltd. Mr. Farrill brings to FutureLink USA more than 30 years of equity, fixed income and corporate finance experience in North America and Europe. He is the President and Chairman of Solar Pharmaceuticals Ltd. (VSE.SLR) and Director of Panther Resources Ltd. (OTC-BB -- PATHR), Devine Entertainment Inc. (TSE-BBD), and Home Life Inc. (OTC-BB-HLMF).

ROBERT KOHN -- DIRECTOR -- Mr. Kohn has a Bachelor's degree in Business Administration from California State University in Northridge. Mr. Kohn has a law degree from Loyola Law School in Los Angeles. From 1983 to 1985 he worked as corporate counsel to Ashton-Tate Corporation, a developer and marketer of personal computer software. From October 1985 to March 1987 Mr. Kohn was associate general counsel for Candel Corporation, a developer of software for IBM mainframes. From March of 1987 to September 1996, Mr. Kohn was a Senior Vice-President of Borland International, Inc. (now Inprise Corp.), a developer and marketer of personal computer software (Inprise Corp. trades on NASDAQ-National Board INPR). From October 1996 to December 1997, Mr. Kohn was Vice President of Business Development and General Counsel of Pretty Good Privacy, Inc. a data encryption company. From January 1998 to present Mr. Kohn has been the Chairman of GoodNoise Corporation (OTC-BB symbol GDNO), an internet record company. Mr. Kohn is also an Adjunct Professor of Law and Business Organisations of the Monterey College of Law.

                             EXECUTIVE COMPENSATION






FutureLink USA pays its non-employee directors an honorarium of $250.00 per board meeting at which they are in physical attendance. FutureLink USA may reimburse expenses incurred due to their attendance at such meetings. No other payments have been made to directors. The directors are eligible to receive stock options under the FutureLink USA's stock option plan.

FutureLink USA has adopted a stock option plan (the "FutureLink USA's Stock Option Plan") for senior officers, directors and full-time employees of the Company, which does not restrict the number of options which may be granted. The number of options and the exercise price of all options is set by the board of directors of FutureLink USA, or a committee thereof, at the time of grant.

The following table sets forth compensation in respect of the senior officers and Directors of the Company and it's subsidiaries for the fiscal year ended December 31, 1997 and the period from January 1 to September 30, 1998.





                                                             Annual Compensation                       Long Term
                                                                                                     Compensation
                                                                                                      Securities
Name and                          Period                                               Other             Under
Principal                         Ended                                               Annual            Options         All Other
Position                                        Salary             Bonus           Compensation         Granted       Compensation
                                                  ($)               ($)                 ($)               (#)            ($)(1)

Chief Executive Officer            1997           Nil               Nil                 Nil               Nil          CDN$121,580
Cameron Chell                      1998       CDN$87,500            Nil                 Nil             500,000        CDN$13,417

Past President                     1997           N/A               N/A                 N/A               N/A              N/A
Murray Korth                       1998       CDN$28,214            Nil                 Nil               Nil           CDN$1,128

Chief Financial Officer            1997           N/A               N/A                 N/A               N/A              N/A
Raghu Kilambi                      1998       CDN$62,500            Nil                 Nil             500,000         CDN$9,500

Director                           1997           N/A               N/A                 N/A               N/A              N/A
Philip Ladouceur                   1998           Nil           CDN$100,000             Nil             500,000            N/A

Director                           1997           N/A               N/A                 N/A               N/A              N/A
Robert Kohn                        1998           Nil               Nil                 Nil             200,000           $6,000

Director                           1997           Nil               Nil                 Nil               Nil              N/A
Bryson Farrill                     1998           Nil               Nil                 NIl             250,000            N/A

Director, President
Don Bialik                         1998       CDN$19,846            Nil                 Nil             250,000          CDN$600


Corporate Secretary                1997           Nil               Nil                 Nil            15,000(2)       CDN$12,900
Linda M. Murray                    1998       CDN$24,125          CDN$1750              Nil             75,000          CDN$4,229

NOTES:

1)      Other Compensation:

        a) for Cameron Chell for 1997 consisted of consulting fees. In 1998, Other Compensation consists of consulting fees of CDN$10,417 having been paid plus CDN$3,000 of vacation pay owing.

        b)      for Murray Korth for 1998 was vacation pay owed.

        c) for Raghu Kilambi in 1998 was for CDN$7,000 of consulting fees having been paid and CDN$2,500 of vacation pay owing.

        d) for Robert Kohn in 1998 was for consulting fees in USD having been paid.

        e)      for Don Bialik in 1998 was for vacation pay owing.

        f) for Linda Murray in 1997 was for consulting fees and in 1998 was for consulting fees in the amount of CDN$2750 for the first two months of 1998 and the remainder is vacation pay owing. As of February 1, 1998, Ms. Murray became an employee.

2) These represent options in FutureLink Alberta that expired on July 31, 1998 and were not exercised.

BOARD COMMITTEES

The Compensation Committee currently consists of Messrs. Farrill, Kohn and Kubbernus. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of FutureLink USA and FutureLink Alberta. The Audit Committee consists of Messrs. Kohn, Kubbernus and Farrill.

                            SELLING SECURITYHOLDERS
For information on Selling Security Holders see "Security Ownership of Beneficial Owners and Management".

                            DESCRIPTION OF SECURITIES



As of the date of this Registration Statement, FutureLink USA is authorized to issue: (a) 100,000,000 FutureLink USA Common Shares with par value of $.001 per share; and (b) 5,000,000 FutureLink USA Preferred Shares with no par value. There are 26,499,303 FutureLink USA Common Shares issued and outstanding as fully paid and non-assessable. As of October 15, 1998, FutureLink USA has reserved for issuance: (a) 3,730,000 FutureLink USA Common Shares pursuant to a stock option plan (See "FutureLink USA Stock Options"); (b) 255,813 FutureLink USA Common Shares pursuant to warrant and (c) 1,127,240 FutureLink USA Common Shares pursuant to a debt for share exchange agreement and an additional 1,127,240 FutureLink USA Common Shares pursuant to warrants granted in the same debt for share exchange agreement. There are no issued and outstanding FutureLink USA Preferred Shares.


In an annual general meeting of shareholders held on November 30, 1998, the shareholders authorized the Board of Directors to implement a reverse stock split of up to one for thirty, with a cash out option to minority shareholders for fractional shares. At present, the Company has no intentions of implementing the reverse stock split but wanted the ability to proceed in the future should the Board recommend such action. At present, there is no potential impact on security holders as the reverse stock split is not being contemplated by the Board.


The following is a general description of the material rights, privileges and restrictions and conditions attaching to each class of shares:

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, having no par value.

As of October 1, 1998, there were 16,168,065 shares of Common Stock outstanding held of record by approximately 255 stockholders.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy". In the event of liquidation, dissolution or winding up of the Company, and subject to the prior distribution rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Colorado, with approval by the Company's stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for FutureLink USA is General Securities Transfer Agency, Inc. in Albuquerque, New Mexico.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHARE ACQUISITION AGREEMENT

      In the Share Acquisition Agreement dated January 20, 1998, between Core Ventures, Inc. (now known as FutureLink USA), FutureLink Alberta, Cameron Chell, Linda Carling, Colleen Rudolph, Bernie March, and Gerald Albert, FutureLink USA agreed to acquire 1,540,000 Class "A" Common Voting Shares of FutureLink Alberta (48% of such Company's issued shares) in consideration of the issuance of 1,540,000 FutureLink USA Common Shares. The shares were issued subject to an escrow agreement. The agreement provided that 3,500,000 FutureLink USA Common Shares would be issued to various employees for the consideration of $3,500. FutureLink Alberta was added as a party for the purpose of making representations and warranties to induce FutureLink USA to enter into the agreement. All parties involved were at one point principles in FutureLink Alberta and Cameron Chell is currently C.E.O. of both companies.

TAKE-OVER BID CIRCULAR

      The Take-Over Bid Circular dated September 28, 1998 was an offer by FutureLink USA to purchase the remaining 52% of the outstanding shares of FutureLink Alberta. The Take-Over Bid closed on November 6, 1998 with FutureLink USA subsequently owning 96.47% of FutureLink Albera. The board of directors and officers of both companies are essentially the same.
      See "Business--History."

ESCROW AGREEMENT

      The Escrow Agreement dated, January 20, 1998, is an agreement among the General Securities Transfer Agency, Inc., FutureLink USA, Cameron Chell (as to 500,000 FutureLink USA Common Shares), Linda Carling (as to 490,000 FutureLink USA Common Shares), Bernie March (as to 200,000 FutureLink USA Common Shares), Colleen Rudolph (as to 250,000 FutureLink USA Common Shares) and Gerald Albert (as to 100,000 FutureLink USA Common Shares) pursuant to which an aggregate of 1,540,000 FutureLink USA Common Shares were deposited in escrow. The agreement states that one half of the FutureLink USA Common Shares be released on July 20, 1998 and one half be released on January 20, 1999. All parties involved were at one point principles in FutureLink Alberta and Cameron Chell is currently C.E.O. of the Company and FutureLink Alberta.

SYSGOLD AGREEMENT

      Agreement by and among FutureLink Alberta, FutureLink USA, Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview Management Corporation (now known as FutureLink/SysGold) and SysGold Ltd. ("SysGold") dated August 4, 1998, and amended by agreement August 21, 1998 ("SysGold Acquisition Agreement") wherein FutureLink USA agreed to acquire all of the issued and outstanding shares of FutureLink/SysGold which in turn owns all of the issued and outstanding shares of SysGold. The consideration was CDN$8,685,000 payable by CDN$3,000,000 cash on closing (August 21, 1998), CDN$685,000 by a promissory note payable within 90 days of closing, and partly by the issuance of 4,250,000 shares in FutureLink/SysGold exchangeable into shares of FutureLink USA Common Shares (attributed value $0.85/share). Don Bialik is currently the President of FutureLink USA and FutureLink Alberta.

INDEMNITY AGREEMENT

      FutureLink USA, FutureLink Alberta, FutureLink Acquisition Corp., SysGold Ltd. and Riverview Management Corporation (now known as "FutureLink/SysGold) entered into an Indemnity Agreement dated August 21, 1998 whereby Riverview Management Corporation agreed to indemnify all of the parties from any loss, damage, liability, deficiency, claim, cost recovery, expense, assessment or re-assessment arising from the claim filed by TAP Consulting Ltd., without limitation as well as any claims by Kevin Sebastion or other employees of SysGold Inc. or SysGold Ltd. with respect to any claim for options, warrants or other similar rights. Don Bialik was the President of Riverview Management Corporation at the time of signing this agreement and is now the President of FutureLink USA, FutureLink Alberta and FutureLink Acquisition Corp.

WILLSON STATIONERS CONTRACT
       Willson Stationers Ltd. has entered into the Company's standard Service Provider Agreement. The contract is material because of the potential size of the transaction and because of the relationship with Cameron Chell. Mr. Chell is the Chief Executive Officer of Willson Stationers Ltd. He also has an option to acquire 50% of the issued and outstanding shares in Willson Stationers Ltd.

                       ACCOUNTING AND FINANCIAL DISCLOSURE


Due to the lack of activity for numerous years, FutureLink USA did not engage the services of an accounting firm. The Company is not currently aware of any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which Ernst & Young may have had with the Company's past auditors.

In May, 1998 FutureLink USA engaged Ernst & Young as their independent chartered accountants, to audit the financial statements for the years ended December 31, 1997 and December 31, 1996. Ernst & Young reported without reservation on those financial statements.

Ernst & Young will act as independent chartered accountants for all subsidiaries of FutureLink USA to audit the financial statements of the year ended December 31, 1998 and thereafter.

FutureLink Alberta retained Halpin Anthony Owen & Mayer(HAOM) since its incorporation in March of 1996. During the term of HAOM's engagement, there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of HAOM, would have caused it to make reference to the subject matter of the disagreement in connection with its report.


FutureLink/SysGold retained Buchanan Barry & Co. as accountants and then auditors since 1993. During the term of Buchanan Barry's engagement there were no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Buchanan Barry, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                              PLAN OF DISTRIBUTION

The Selling Securityholders (or pledges, donees, transferees or successors in interest) may sell all or a portion of the respective Selling Securityholders' Securities held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling Securityholders from the sale of the respective Selling Securityholders' Securities offered by the Selling Securityholders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Securityholders will sell any or all of the Selling Securityholders' Securities offered hereby.

The Selling Securityholders' Securities may be sold by the Selling Securityholders in transactions on the NASDAQ Bulletin Board, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Selling Securityholders' Securities. The Selling Securityholders may elect to engage a broker or dealer to effect sales in one or more of the following transactions:
(a) block trades in which the broker or dealer so engaged will attempt to sell the Selling Securityholders' Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Securityholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Selling Securityholders' Securities, from such purchaser). Broker-dealers may agree with the Selling Securityholders to sell a specified number of such Selling Securityholders' Securities at a stipulated price per Selling Securityholder's Security, and to the extent that such broker-dealer is unable to do so, acting as agent for the Selling Securityholders to purchase as principal any unsold Selling Securityholders' Securities at the price required to fulfill the broker-dealer commitment to the Selling Securityholders. Broker-dealers who acquire Selling Securityholders' Securities as principal may thereafter resell such Selling Securityholders' Securities from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Selling Securityholders' Securities commissions as described above.

The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in sales of the Selling Securityholders' Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the Selling Securityholders' Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The Company will pay all expenses incidental to this offering and sale of the Selling Securityholders' Securities to the public other than selling commissions and fees.

The Selling Securityholders have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities; and (ii) shall not bid for or purchase any securities of the Company or attempt to include any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Securityholders who are "affiliated purchasers" of the Company, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with the Company and any other "affiliated purchasers" of the Company for purposes of Regulation M. The Selling Securityholders must also furnish each broker through which Selling Securityholders' Securities are sold copies of this Prospectus.

                                  LEGAL OPINION

The validity of certain of the Securities offered hereby will be passed upon for the Company by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                     EXPERTS


The audited Financial Statements of FutureLink USA including in this Prospectus as at December 31, 1997 and December 31, 1996 and for the years then ended have been audited by Ernst & Young LLP, Independent Chartered Accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

The audited Financial Statements of FutureLink/SysGold including in this Prospectus as at October 31, 1996 and October 31, 1997 and for the years then ended have been audited by Buchanan Barry & Co., Independent Chartered Accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS


                                     Description                                    Pages
1.    FutureLink USA Unaudited Pro Forma Consolidated Statement of Income for
      year ended December 31, 1997.

2. FutureLink USA Unaudited Pro Forma Consolidated Statement of Income for nine months ended September 30, 1998 and Unaudited Pro Forma Consolidated
      Balance Sheet as of September 30, 1998.

3.    FutureLink USA Unaudited September 30, 1998 Financial Statements, Audited
      December 31, 1997 Financial Statements and Audited December 31, 1996
      Financial Statements

4.    FutureLink Alberta Unaudited September 30, 1998 Financial Statements,
      Audited December 31, 1997 and December 31, 1996 Financial Statements

5.    RMC Unaudited June 30, 1998 and 1997 Financial Statements

6.    RMC Audited October 31, 1997 and 1996 Financial Statements

                          FUTURELINK DISTRIBUTION CORP.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)

                          Year ended December 31, 1997

                                                                                      Riverview                         FutureLink
                                       FutureLink     FutureLink      Pro Forma       Management       Pro Forma      USA Pro Forma
                                          USA          Alberta       Adjustments      Corporation     Adjustments      Consolidated
                                           $              $               $                $               $                $
                                      -----------    -----------      -----------     -----------      -----------      -----------
REVENUE                                        --          3,373               --       6,662,087               --        6,665,460
                                      -----------    -----------      -----------     -----------      -----------      -----------

EXPENSES
Salaries and employee benefits                 --         48,946  (3.4) 2,117,500       2,052,751               --        4,219,197
Staff development                              --             --               --         120,253               --          120,253
Consulting                                     --        280,820               --         631,150               --          911,970
Travel                                         --         13,293               --          14,734               --           28,027
Accounting and legal fees                 109,992          9,818               --          60,870               --          180,680
Hardware and software purchases                --             --               --       3,149,406               --        3,149,406
Advertising and promotion                      --         21,057               --          68,503               --           89,560
Depreciation and amortization                  --         35,084  (3.1)   169,316          51,604  (3.2) 1,497,507        1,753,511
Office                                     12,057         22,438               --         133,515               --          168,010
Rent                                           --         25,078               --          70,628               --           95,706
Equipment rental                               --         20,780               --           8,901               --           29,681
Internet                                       --         13,961               --              --               --           13,961
Architectural and design fees                  --         47,922               --              --               --           47,922
Automotive                                     --             --               --          26,492               --           26,492
Other                                          --         24,492                           54,547                            79,039
Interest on long term debt                     --             --               --              --    (3.3) 915,789          915,789
Development costs                              --             --  (3.1)   500,000              --               --          500,000
                                      -----------    -----------  ---------------     -----------    -------------      -----------
                                          122,049        563,689               --       6,443,354               --       12,329,204
                                      -----------    -----------  ---------------     -----------    -------------      -----------

LOSS BEFORE DISCONTINUED OPERATIONS      (122,049)      (560,316)              --         218,733               --       (5,663,744)

LOSS FROM DISCONTINUED OPERATIONS              --         (9,922)              --              --               --           (9,922)
                                      -----------    -----------  ---------------     -----------    -------------      -----------

LOSS FROM OPERATIONS                     (122,049)      (570,238)              --         218,733               --       (5,673,666)

WRITE-OFF MINING RELATED ASSETS          (515,000)            --               --              --               --         (515,000)

LOSS ON NON-REFUNDABLE DEPOSIT           (100,000)            --               --              --               --         (100,000)
                                      -----------    -----------  ---------------     -----------    -------------      -----------

LOSS FOR THE YEAR BEFORE INCOME TAXES    (737,049)      (570,238)              --         218,733               --       (6,288,666)

INCOME TAXES                                   --             --               --         (94,409)              --          (94,409)
                                      -----------    -----------  ---------------     -----------    -------------      -----------

                                         (737,049)      (570,238)              --         124,324               --       (6,383,075)

MINORITY INTEREST                              --             --               --         (24,443)              --          (25,443)
                                      -----------    -----------  ---------------     -----------    -------------      -----------

NET EARNINGS (LOSS) FOR THE YEAR         (737,049)      (570,238)              --          98,881               --       (6,408,518)
                                      -----------    -----------  ---------------     -----------    -------------      -----------




               See accompanying notes to the unaudited pro forma
                        consolidated financial statement

1. The accompanying unaudited pro forma consolidated statement of income has been prepared by management from the audited financial statements as at December 31, 1997 and for the year then ended of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA") and FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta"), and from the audited financial statements as at October 31, 1997 and for the year then ended of Riverview Management Corporation ("Riverview") together with other information available to the companies. In the opinion of the management of FutureLink USA, this pro forma consolidated financial statement includes all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. This pro forma consolidated financial statement may not be indicative of the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the results of operations which may be obtained in the future.

      This pro forma consolidated financial statement should be read in conjunction with the audited financial statements of the companies included elsewhere in this registration document.

2. The pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement as if the effective dates of those agreements were January 1, 1997:


      2.1 The initial acquisition of 1,540,000 common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA and the subsequent acquisition of all remaining outstanding shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA have been reflected as though both acquisitions occurred on December 31, 1997.


           The initial and subsequent acquisitions have been accounted for in this pro forma financial statement using the purchase method. Based on a value of $0.01 per common share, the total value ascribed to the initial acquisition was $15,400. Based on an independent valuation report dated September 1998 that attributed a value of $0.59 to common shares of FutureLink Alberta, the total value ascribed to the subsequent acquisition was $1,035,019. The aggregate purchase price of $1,050,419 has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                Purchase Price
                                 Allocation
                                     $
                                 ----------
Net assets acquired                303,841
Goodwill                           746,578
                                ----------
Purchase price                   1,050,419
                                ----------




The amount shown above for "Net assets acquired" includes an allocation of $500,000 of the purchase price to an intangible asset representing management's estimate of the fair market value of development costs acquired, which have been immediately written off as an expense in the accompanying pro forma consolidated statement of income.


      2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

      2.3 The acquisition of all of the outstanding common shares of Riverview for cash consideration of $3,100,000 Canadian, as well as a promissory note for $585,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $2,550,000 U.S.

            The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                      Purchase Price
                                                        Allocation
                                                             $
                                                      --------------
Net assets acquired                                      3,299,347
Goodwill                                                 1,829,199
                                                        ----------
Purchase price                                           5,128,546
                                                        ----------

Consideration:
Promissory note payable                                    409,349
Debt component of 10% convertible debenture*             1,607,143
Equity component of 10% convertible debenture*             642,857
Common shares of FutureLink USA                          2,550,000
Excess cash                                                (80,803)
                                                        ----------

Total consideration                                      5,128,546
                                                        ----------

* the proceeds from the convertible debenture will be drawn in an initial amount of $2,250,000, with the excess cash of $80,803 being held by FutureLink USA for general use. The difference between the amount attributed to the debt component and the face value represents additional interest expense, to be recognized immediately.


       2.4 The allocation to goodwill of the estimated costs of the acquisition described in 2.3 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.

       2.5 The issuance of 3.5 million common shares to officers, directors and employees that took place in July 1998 has been reflected as if the transaction had taken place on December 31, 1997. The shares were issued for consideration of $0.001 per share. The fair value of these shares at the date of issuance was $2,117,500. The excess of fair value over the issue price has been included in salaries and employee benefits.

3. The pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the acquisitions by FutureLink USA as described in 2.1 and 2.3 above which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement and the SysGold acquisition agreement, as if the transactions had occurred January 1, 1997. The following adjustments are reflected:


       3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 5 years, and the immediate writeoff of the fair value attributed to development costs (see 2.1 above).

      3.2 The amortization of Goodwill and Employee/Consultant Base attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 2.3 and 2.4 above) calculated on a straight-line basis over a period of 5 years for Goodwill and a period of 3 years for Employee/Consultant Base.

      3.3 The inclusion of interest expense on the convertible debenture for one year, at an annual rate of 10%, together with the difference between the value initially attributable to the debt component of the convertible debenture and its face value.


      3.4 The inclusion in salaries and employee benefits of $2,117,500 related to the issuance of common shares to officers, directors and employees as described in note 2.5 above.

4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.4291 Canadian.

                         FUTURELINK DISTRIBUTION CORP.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                         (All amounts stated in $U.S.)
                               September 30, 1998

                                                                                               FutureLink
                                             FutureLink                                           USA
                                                USA         FutureLink        Pro Forma        Pro Forma
                                            Consolidated     Alberta         Adjustments      Consolidated
                                                 $               $               $                 $
                                            ------------    ----------     ---------------    ------------

ASSETS
CURRENT
Cash and short term deposits                        68          49,418     (2.2)  (100,000)       (50,164)
                                                                           (2.3)       350
Accounts receivable                          1,100,475          59,257                  --      1,159,732
Inventory and work in progress                  74,167                                  --         74,167
Prepaid expenses                                25,880          82,845                  --        108,725
                                             ---------      ----------          ----------     ----------
                                             1,200,590         191,520             (99,650)     1,292,460
Intangible assets                            5,158,682              --     (2.1)   448,775      5,707,457
                                                                           (2.2)   100,000
Capital assets                                 149,496         463,742                  --        613,238
Investment                                     903,000              --     (2.1)  (903,000)            --
Discontinued operations                             --               1                  --              1
Incorporation Costs                                 --             261                  --            261
                                             =========      ==========          ==========     ==========
                                             7,411,768         655,524            (453,875)     7,613,417
                                             =========      ==========          ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Bank indebtedness                              564,754              --                  --        564,754
Accounts payable and accrued liabilities       833,126         370,474                  --      1,203,600
Current portion of capital leases                   --          31,041                  --         31,041
Due to stockholders                            292,118              --                  --        292,118
Notes payable                                       --           1,985                  --          1,985
                                             ---------      ----------          ----------     ----------
                                             1,689,998         403,500                  --      2,093,498
                                             ---------      ----------          ----------     ----------
Due to stockholders                                 --           9,928                  --          9,928
                                             ---------      ----------          ----------     ----------
Obligations under capital leases                13,048          44,731                  --         57,779
                                             ---------      ----------          ----------     ----------
Due to FutureLink USA                               --       1,694,879     (2.1)(1,694,879)            --
                                             ---------      ----------          ----------     ----------
Convertible debentures                       2,070,602              --                  --      2,070,602
                                             ---------      ----------          ----------     ----------
Notes payable                                  381,033              --                  --        381,033
                                             ---------      ----------          ----------     ----------
Stockholders' equity
Share capital -- issued                          2,042         726,542     (2.1)  (726,542)     1,052,811
                                                                           (2.1) 1,050,419
                                                                           (2.3)       350
              -- to be issued                  732,706              --                  --        732,706
Capital in excess of par value               7,133,899              --     (2.3) 2,117,150      9,251,049
Contributed surplus                          1,205,357              --                  --      1,205,357
Deficit                                     (5,816,917)     (2,224,056)    (2.1) 1,416,777     (9,241,346)
                                                                           (2.2)  (500,000)
                                                                           (2.3)(2,117,150)
                                             ---------      ----------          ----------     ----------
                                             3,257,087      (1,497,514)          1,241,004      3,000,577
                                             ---------      ----------          ----------     ----------
                                             7,411,768         655,524            (453,875)     7,613,417
                                             =========      ==========          ==========     ==========

               See accompanying notes to the unaudited pro forma
                       consolidated financial statements.

                          FUTURELINK DISTRIBUTION CORP.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         (All amounts stated in $U.S.)

                      Nine months ended September 30, 1998


                                                                                                                 FutureLink
                                                                                    Riverview                       USA
                                          FutureLink   FutureLink    Pro Forma     Management     Pro Forma       Pro Forma
                                              USA       Alberta     Adjustments    Corporation   Adjustments    Consolidated
                                               $           $             $              $             $               $
                                         ----------   ----------  ----------------  ---------   ---------------  ------------
REVENUE                                     622,854       65,043                -- 6,479,684                 --   7,167,581
                                         ----------   ----------  ----------------  ---------   ---------------   ----------

EXPENSES
Contracts, salaries and employee
   benefit                                2,527,457      396,058  (3.7)  2,117,500  2,922,399                --    7,963,414
Staff development                                --           --                --    215,548                --      215,548
Consulting                                       --      260,850                --     42,684                --      303,534
Travel                                           --      100,256                --     11,007                --      111,263
Accounting and legal fees                    45,509      232,635                --     61,275                --      339,419
Hardware and software purchases             143,991           --                --  2,654,449                --    2,798,440
Advertising and promotion                        --       92,566                --     75,527                --      168,093
Depreciation and amortization               166,856      112,436  (3.1)     82,316     78,707   (3.4) 1,088,098    1,528,413
Office                                        2,545       87,965                --    212,266                --      302,776
Rent                                             --       50,153                --     64,396                --      114,549
Investor relations                               --       49,169                --         --                --       49,169
Equipment rental                                 --       28,651                --     10,391                --       39,042
Internet                                         --       24,839                --         --                --       24,839
Automotive                                       --           --                --         --                --           --
Other                                        81,108       91,283                --     37,900                --      210,291
Interest on long term debt                1,230,367           --                --         --   (3.5)   811,607    2,041,974
Equity in loss of an affiliate              807,279           --  (3.6)   (807,279)        --                --           --
Development costs                                --           --  (3.1)    500,000         --                --      500,000
                                         ----------   ----------  ----------------  ---------   ---------------   ----------
                                          5,005,112    1,526,861         1,892,537  6,386,549         1,899,705   16,710,764
                                         ----------   ----------  ----------------  ---------   ---------------   ----------

INCOME (LOSS) BEFORE DISCONTINUED
   OPERATIONS                            (4,382,258)  (1,461,818)       (1,892,537)    93,135        (1,899,705)  (9,543,183)

LOSS FROM DISCONTINUED OPERATIONS                --     (144,015)               --         --                --     (144,015)
                                         ----------   ----------  ----------------  ---------   ---------------   ----------

INCOME (LOSS) FOR THE YEAR BEFORE
   INCOME TAXES                          (4,382,258)  (1,605,833)       (1,892,537)    93,135        (1,899,705)  (9,687,198)


INCOME TAXES                                 15,504           --                --    (45,400)               --      (29,896)
                                         ----------   ----------  ----------------  ---------   ---------------   ----------

                                         (4,366,754)  (1,605,833)       (1,892,537)    47,735        (1,899,705)  (9,717,094)

MINORITY INTEREST                                --           --                --     26,414                --       26,414
                                         ----------   ----------  ----------------  ---------   ---------------   ----------

NET EARNINGS (LOSS) FOR THE YEAR         (4,366,754)  (1,605,833)       (1,892,537)    21,321        (1,899,705)  (9,690,680)
                                         ==========   ==========  ================  =========   ===============   ==========




               See accompanying notes to the unaudited pro forma
                       consolidated financial statements

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at September 30, 1998 of FutureLink Distribution Corp. (a Colorado corporation) ("FutureLink USA"), FutureLink Distribution Corp. (an Alberta corporation) ("FutureLink Alberta") and Riverview Management Corporation ("Riverview"), and for the nine month period then ended together with other information available to the companies. In the opinion of the management of FutureLink USA, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

      These pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this registration document.

 2. The pro forma consolidated balance sheet as at September 30, 1998 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the FutureLink Alberta Acquisition Agreement as if the effective date of that agreement was September 30, 1998:

      2.1 The acquisition of all of the outstanding common shares of FutureLink Alberta in exchange for an equal number of common shares of FutureLink USA. This acquisition has been reflected as though the initial acquisition of 1,540,000 common shares and the subsequent acquisition of all the remaining common shares at a later date both occurred on September 30, 1998.

            The initial and subsequent acquisitions have been accounted for in these pro forma financial statements using the purchase method. Based on a value of $0.01 per common share of FutureLink Alberta, the total value ascribed to the initial acquisition was $15,400. Based on an independent valuation report dated September 1998 that attributed a value of $0.59 to common shares of FutureLink Alberta, the total value ascribed to the subsequent acquisition was $1,035,019. The aggregate purchase price of $1,050,419 has been allocated to the net assets acquired based on their estimated fair values, as follows:

                                 Purchase Price
                                   Allocation
                                       $
                                 -------------
Net assets acquired                  601,644
Goodwill                             448,775
                                   ---------
Purchase price                     1,050,419
                                   ---------



            The amount shown above for "net assets acquired" includes an allocation of $500,000 of the purchase price to an intangible asset representing management's estimates of the fair market value of development costs acquired, which have been immediately written off. These are recorded as an adjustment to deficit in the accompanying pro forma consolidated balance sheet.


      2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $100,000 financed through bank credit facilities of FutureLink USA.

      2.3 The issuance of 3.5 million common shares to officers, directors and employees that took place in July 1998 has been reflected as if the transaction had taken place on January 1, 1998. The shares were issued for consideration of $0.001 per share. The fair value of these shares at the date of issuance was $2,117,500. The excess of fair value over the issue price has been included in salaries and employee benefits.

3. The pro forma consolidated statement of income for the nine months ended September 30, 1998 gives effect to the acquisition by FutureLink USA as described in 2.1 above together with the SysGold Acquisition Agreement described in 3.2 below, as if the transaction had occurred January 1, 1998. The following adjustments are reflected:


      3.1 The amortization of Goodwill attributable to the allocation of the purchase price of FutureLink Alberta in excess of the carrying value of the net assets acquired, (see 2.1 and 2.2 above) calculated on a straight-line basis over a period of 5 years, and the immediate writeoff of the fair value attributed to development costs (see 2.1 above).

      3.2 The acquisition of all of the outstanding common shares of Riverview for cash consideration of $3,100,000 Canadian, as well as a promissory note for $585,000 Canadian and 4,250,000 common shares of FutureLink USA with an ascribed value of $2,550,000 US.

            The acquisition has been accounted for in the pro forma statement of income by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                            Purchase Price
                                                              Allocation
                                                                  $
                                                            --------------
            Net assets acquired                               3,363,156
            Goodwill                                          1,595,656
                                                              ---------
            Purchase Price                                    4,958,812
                                                              ---------
            Consideration:
            Promissory note payable                             382,403
            Debt component of 10% convertible debenture       1,607,143
            Equity component of 10% convertible debenture       642,857
            Common shares of FutureLink USA                   2,550,000
            Excess cash                                        (223,591)
                                                              ---------
            Total consideration                               4,958,812
                                                              =========

            The proceeds from the convertible debenture will be drawn in an initial amount of $2,250,000 with the excess cash of $223,591 being held by FutureLink USA for general use. The difference between the amount attributed to the debt component and the face value represents additional interest expense, recognized immediately.

      3.3 The allocation to goodwill of the estimated costs of the acquisition described in 3.2 above, in the amount of $325,000 financed through bank credit facilities of FutureLink USA.


      3.4 The amortization of Goodwill and Employee/Consultant Base attributable to the allocation of the purchase price of Riverview in excess of the carrying value of the net assets acquired, (see 3.2 and 3.3 above) calculated on a straight-line basis over a period of 5 years for goodwill and period of 3 years for Employee/Consultant Base.

      3.5 The inclusion of interest expense on the convertible debenture for nine months, at an annual rate of 10%, together with the difference between the value initially attributable to the debt component of the convertible debenture and its face value.

      3.6 The reversal of FutureLink USA's equity in the loss of FutureLink Alberta.

      3.7 The inclusion in salaries and employee benefits of $2,117,500 related to the issuance of common shares to officers, directors and employees as described in note 2.5 above.



4. The amounts shown in these pro forma consolidated financial statements for FutureLink Alberta and for Riverview have been translated into United States dollars from Canadian dollars at a rate of $1 US equal to $1.5298 Canadian.

                       CONSOLIDATED FINANCIAL STATEMENTS

                         FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

                               DECEMBER 31, 1997
                               DECEMBER 31, 1996
                         SEPTEMBER 30, 1998 (UNAUDITED)

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of FUTURELINK DISTRIBUTION CORP.

We have audited the accompanying balance sheet of FUTURELINK DISTRIBUTION CORP. as at December 31, 1997 and 1996 and the related statements of loss and deficit, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futurelink Distribution Corp. as at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




Calgary, Canada                            [signed: Ernst & Young LLP]
August 20, 1998                            Chartered Accountants

                         FUTURELINK DISTRIBUTION CORP.


                          CONSOLIDATED BALANCE SHEETS
                         (All amounts stated in $U.S.)


                                                                                       DECEMBER 31
                                                         SEPTEMBER 30,          -------------------------
                                                             1998               1997               1996
                                                         (UNAUDITED)
                                                              $                   $                 $
---------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash                                                             68                 --                 --
Accounts receivable                                       1,100,475                 --                 --
Prepaid expenses                                             74,167                 --                 --
Inventory and work in progress                               25,880                 --                 --
---------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                      1,200,590                 --                 --
---------------------------------------------------------------------------------------------------------

CAPITAL ASSETS [NOTE 5]                                     149,496                 --            515,000
INVESTMENT [NOTE 4]                                         903,000                 --                 --
INTANGIBLE ASSETS [NOTE 6]                                5,158,682                 --                 --
---------------------------------------------------------------------------------------------------------
                                                          6,211,178                 --                 --
---------------------------------------------------------------------------------------------------------
                                                          7,411,768                 --            515,000
=========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Bank indebtedness                                           564,754                 --                 --
Accounts payable and accrued liabilities                    833,126             23,932              6,873
Due to stockholders [note 9]                                292,118                 --              4,504
---------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                 1,689,998             23,932             11,377
---------------------------------------------------------------------------------------------------------

NOTES PAYABLE [NOTE 3]                                      381,033                 --                 --
CAPITAL LEASE                                                13,048                 --                 --
CONVERTIBLE DEBENTURES [NOTE 8]                           2,070,602                 --                 --

CONTINGENCIES [NOTE 12]

STOCKHOLDERS' EQUITY [NOTE 7]
   Authorized
     5,000,000 preferred shares without
       par value
     100,000,000 common shares
       with par value of $0.0001
   Issued
     20,418,075, 10,203,500 and 2,500 common
       shares issued and outstanding at September
       30, 1998 and December 31, 1997 and 1996,
       respectively                                           2,042              1,020                 25

   To be issued [note 9]                                    732,706                 --                 --
Capital in excess of par value                            7,133,899          1,425,211          1,216,712
Contributed surplus                                       1,205,357                 --                 --
Deficit                                                  (5,816,917)        (1,450,163)          (713,114)
---------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                3,257,087            (23,932)           503,623
---------------------------------------------------------------------------------------------------------
                                                          7,411,768                 --            515,000
=========================================================================================================



See accompanying notes

On behalf of the Board:
                                    Director                      Director

                          FUTURELINK DISTRIBUTION CORP.


                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                          (All amounts stated in $U.S.)


                                                       NINE MONTHS
                                                           ENDED                     YEARS ENDED
                                                        SEPTEMBER 30                 DECEMBER 31
                                                       -------------          --------------------------
                                                           1998               1997                1996
                                                            $                   $                   $
--------------------------------------------------------------------------------------------------------
                                                       (Unaudited)
REVENUE                                                  622,854                  --                  --
--------------------------------------------------------------------------------------------------------

EXPENSES
Hardware and software purchases                          143,991                  --                  --
Contracts, payroll and benefits [note 7]               2,527,457                  --                  --
Accounting and legal                                      45,509             109,992               3,803
General and administrative                                81,108              12,057               3,061
Interest on long term debt [note 8]                    1,230,367                  --                  --
Other interest expense                                     2,545                  --                  --
Depreciation and amortization                            166,856                  --                  --
--------------------------------------------------------------------------------------------------------
                                                       4,197,833             122,049               6,864
--------------------------------------------------------------------------------------------------------

Loss from operations                                  (3,574,979)           (122,049)             (6,864)
--------------------------------------------------------------------------------------------------------

Write-off mining related assets [note 5]                      --            (515,000)                 --
Loss on non-refundable deposit [note 10]                      --            (100,000)                 --
Equity in loss of affiliate [note 4]                    (807,279)                 --                  --
--------------------------------------------------------------------------------------------------------
                                                        (807,279)           (615,000)                 --
--------------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES                              (4,382,258)           (737,049)             (6,864)
Income taxes [note 11]                                    15,504                  --                  --
--------------------------------------------------------------------------------------------------------
Net loss for the period                               (4,366,754)           (737,049)             (6,864)
Deficit, beginning of  period                         (1,450,163)           (713,114)           (706,250)
--------------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                                (5,816,917)         (1,450,163)           (713,114)
========================================================================================================

LOSS PER COMMON SHARE                                      (0.32)              (1.65)              (2.75)
========================================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING         13,578,965             447,445               2,500
========================================================================================================



See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.

                           CONSOLIDATED STATEMENTS OF
                         CHANGES IN STOCKHOLDERS' EQUITY
                          (All amounts stated in $U.S.)



                                                                               CAPITAL IN          CONTRIBUTED
                                                     COMMON STOCK             EXCESS OF PAR          SURPLUS        DEFICIT
                                               ------------------------       -------------        -----------      -------
                                                SHARES               $             $                    $              $
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996 AND 1995                2,500              25        1,216,712               --         (713,114)
   Issuance of share capital                       1,000              10            9,990               --               --
-----------------------------------------------------------------------------------------------------------------------------
                                                   3,500              35        1,226,702               --         (713,114)

   Change of par value from .01 to .0001              --             (35)              35               --               --
   Issuance of share capital for cash         10,200,000           1,020          158,980               --               --
   Forgiveness of shareholder debt                    --              --           39,494               --               --
Net loss for the period                               --              --               --               --         (737,049)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                    10,203,500           1,020        1,425,211               --       (1,450,163)
   Issuance of share capital on
     exercise of special warrants                255,813              26          846,774               --               --
   Issuance of share capital under
     Share Purchase Agreement with
     Futurelink Distribution Corp., an
     Alberta, Canada corporation               1,540,000             154           15,246               --               --
   Forgiveness of shareholder debt                    --              --           60,200               --               --
   Issue of share capital to
     employees, officers and directors
     of the company                            3,500,000             350        2,117,150               --               --
   Warrants issued with issuance of
     convertible debentures                           --              --               --          562,500               --
   Equity component of convertible
     debentures                                       --              --               --          642,857               --
   Shares issued upon conversion of
     convertible debt                            668,762              67          201,632               --               --
   Issuance of share capital under Share
     Purchase Agreement with Riverview
     Management Corporation                    4,250,000             425        2,549,575               --               --
   Share issue costs                                  --              --          (81,889)              --               --
Net loss for the period                               --              --               --               --       (4,390,042)
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 1998                   20,418,075           2,042        7,133,899        1,205,357       (5,840,205)
============================================================================================================================

The above statement gives retroactive effect to a share rollback of 200 to 1 on July 20, 1997 and a rollback of 30 to 1 on December 2, 1997.

See accompanying notes

                          FUTURELINK DISTRIBUTION CORP.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (All amounts stated in $U.S.)


                                                          NINE MONTHS
                                                             ENDED                     YEARS ENDED
                                                          SEPTEMBER 30                 DECEMBER 31
                                                          ------------          --------------------------
                                                              1998              1997                1996
                                                                $                 $                  $
----------------------------------------------------------------------------------------------------------
                                                           (Unaudited)
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period                                    (4,366,754)         (737,049)           (6,864)
Adjustments to reconcile net loss to net cash
   provided by operating activities
     Write off mining related assets [note 5]                      --           515,000                --
     Equity in loss of affiliate                              807,279                --                --
     Non cash interest expense on convertible                      --                --
       debentures  [note 8]                                 1,205,357
     Non cash expenses included with contracts,                    --                --
       payroll and benefits expense [note 7]                2,114,000
     Depreciation and amortization                            166,856                --                --
     Loss on refundable deposit                                    --           100,000                --
----------------------------------------------------------------------------------------------------------
                                                              (73,262)         (122,049)           (6,864)
Changes in non-cash working capital balances                  557,532            17,059             3,802
----------------------------------------------------------------------------------------------------------
                                                              484,270          (104,990)           (3,062)
----------------------------------------------------------------------------------------------------------

CASH FLOWS USED IN INVESTING ACTIVITIES
Advances to Futurelink Distribution Corp. (Alberta)
   [note 4]                                                (1,694,879)               --                --
Capital assets purchased                                      (20,266)
Cash consideration on acquisition of Riverview
   Management Corporation                                  (2,019,149)               --                --
Loss on refundable deposit                                         --          (100,000)               --
----------------------------------------------------------------------------------------------------------
                                                           (3,734,294)         (100,000)               --
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from stockholders                                  1,024,824            (4,504)            3,062
Issuance of common stock net of issue expenses
  [note 7]                                                    764,885           170,000                --
Forgiveness of shareholder debt [note 7]                           --            39,494                --
Issuance of convertible debentures net of issue
   expenses                                                 2,025,000                --                --
----------------------------------------------------------------------------------------------------------
                                                            3,814,709           204,990             3,062
----------------------------------------------------------------------------------------------------------

DECREASE IN CASH                                             (564,685)               --                --
Cash, beginning of period                                          --                --                --
----------------------------------------------------------------------------------------------------------

CASH LESS BANK INDEBTEDNESS, END OF PERIOD                   (564,685)               --                --
==========================================================================================================

See accompanying notes

1. INCORPORATION AND OPERATIONS

The Company was formed on April 4, 1955 in the state of Colorado, USA, as Cortez Uranium and Mining Co. The company was involved in several mining related projects and had changed its name several times. On July 20, 1997, the company changed its names to Core Ventures, Inc. The company changed its name to Futurelink Distribution Corp. effective February 17, 1998.

The Company had no operations in the first nine months of 1997. Accordingly comparative interim financial statements are not presented for this period.

In early 1998, the Company changed its focus to concentrate on the acquisition and development of companies in the business of information technology outsourcing. Its future viability is dependent upon acquiring or developing profitable operations and securing additional financing to support these activities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. Differences between accounting principles generally accepted in Canada and the United States would have no material impact on these financial statements.

USE OF ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

INVENTORY AND WORK IN PROGRESS

Inventories of computer hardware and work in process are recorded at the lower of actual cost or net realizable value.

CAPITAL ASSETS

Capital assets are recorded at cost. Depreciation is provided at rates designed to depreciate the cost of the assets over their estimated useful lives.

INVESTMENT

The Company's investment in Futurelink Distribution Corp. (an Alberta, Canada corporation), representing a 46% interest in the outstanding common shares at September 30, 1998, is accounted for using the equity method.

INTANGIBLE ASSETS

(a)  Employee/consultants base

     The employee/consultants base is recorded at cost and is being amortized on a straight-line basis over three years. The recoverability of the employee/consultants base is assessed periodically based on retention of employees and consultants in relation to management estimates of future revenue from provided information technology services.

(b)  Goodwill

     Goodwill is recorded at cost and is being amortized on a straight line basis over five years. The recoverability of goodwill is assessed periodically based on management estimates of undiscounted future operating income from each of the acquired businesses to which the goodwill relates.

REVENUE

Revenue from information technology services is recognized when the service is delivered. Revenue from information technology outsourcing contracts is recognized over the term of the contracts.

INCOME TAXES

The Company records its provision for income taxes using the liability method. Under this method deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including accounts payable and accrued liabilities, and amounts due to stockholders approximate their fair values. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company's investment is Canadian dollars. Adjustments arising from translating the investee's financial statements into United States dollars are recorded in stockholders' equity as a cumulative translation adjustment.

INTERIM FINANCIAL STATEMENTS

The interim financial statements as at and for the nine month period ended September 30, 1998, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the interim period presented. Operating results for the period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

NET LOSS PER SHARE

Net loss per common share is net loss for the period divided by the weighted average number of common shares outstanding. Net loss per common share assuming dilution includes the dilutive effect of stock options outstanding.

3. ACQUISITION OF RIVERVIEW MANAGEMENT CORPORATION

Effective August 24, 1998, the Company acquired all of the outstanding shares of Riverview Management Corporation ("Riverview"), an information technology outsourcing and services firm. The consideration for the purchase, totalling $4,950,182, consisted of a cash payment of $2,019,149, promissory notes payable for $381,033, and 4,250,000 common shares of the Company with an ascribed value of $2,550,000. The acquisition was accounted for using the purchase method.

The results of Riverview and its wholly-owned subsidiary from the date of acquisition are included in these consolidated financial statements. Net assets acquired are as follows:

                                            $
--------------------------------------------------
NET ASSETS ACQUIRED
Non cash working capital                 (179,251)
Capital assets                            135,291
Intangible assets                       5,319,142
--------------------------------------------------
Net assets acquired                     5,275,182
Less acquisition costs                   (325,000)
--------------------------------------------------
NET ASSETS ACQUIRED                     4,950,182
==================================================

4. INVESTMENT

                                                 SEPTEMBER 30,                  DECEMBER 31
                                                 -------------             ---------------------
                                                     1998                  1997             1996
                                                      $                      $               $
-------------------------------------------------------------------------------------------------
                                                 (Unaudited)
Futurelink Distribution Corp. (an Alberta,
   Canada corporation)
     1,540,000 common shares (47%)                    15,400                 --              --
     Advances, non-interest bearing                1,694,879                 --              --
     Equity loss                                    (807,279)                --              --
--------------------------------------------------------------------------------------------------
                                                     903,000                  --               --
=================================================================================================

On January 20, 1998 the Company issued 1,540,000 common shares in exchange for 1,540,000 common shares of Futurelink Distributions Corp., an Alberta, Canada corporation ("Futurelink Alberta") representing 48% of the issued and outstanding shares at that time. Based on a value of $0.01 per common share, the total value ascribed to the investment was $15,400. The Company has also advanced Futurelink Alberta $1,694,879. This amount is non-interest bearing and has no repayment terms.

SUMMARY FINANCIAL INFORMATION OF FUTURELINK ALBERTA

Summary financial information of FutureLink Alberta is presented below:

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                  -------------     ------------
                                                                       1998             1997
                                                                        $                 $
------------------------------------------------------------------------------------------------
                                                                   (Unaudited)
Current assets                                                        345,758            52,091
Non-current assets                                                    465,220           167,889
Current liabilities                                                (2,167,972)         (341,439)
Long-term debt                                                        (44,849)          (74,700)
------------------------------------------------------------------------------------------------
NET ASSETS                                                         (1,401,843)         (196,159)
------------------------------------------------------------------------------------------------
GROSS REVENUES                                                         99,503             3,373
------------------------------------------------------------------------------------------------
NET LOSS BEFORE DISCONTINUED OPERATIONS                            (2,017,060)         (560,316)
================================================================================================

5. CAPITAL ASSETS

                                                                     SEPTEMBER 30, 1998
                                                          -----------------------------------------
                                                                      ACCUMULATED       NET BOOK
                                                          COST       DEPRECIATION         VALUE
                                                            $              $                $
---------------------------------------------------------------------------------------------------
Computers and equipment                                    50,470          3,484           46,986
Leasehold improvements                                     25,029            617           24,412
Software                                                    1,561            421            1,141
Office equipment                                           24,900            878           24,022
Equipment under capital lease                              53,932            996           52,935
---------------------------------------------------------------------------------------------------
                                                          155,892          6,396          149,496
===================================================================================================

                                                                       DECEMBER 31, 1996
                                                          ----------------------------------------
                                                                      ACCUMULATED        NET BOOK
                                                          COST       DEPRECIATION         VALUE
                                                            $              $                $
--------------------------------------------------------------------------------------------------
Mining concessions                                         85,000             --           85,000
Proprietary mining process                                430,000             --          430,000
--------------------------------------------------------------------------------------------------
                                                          515,000             --          515,000
==================================================================================================


During 1997 the Company wrote off the above mining assets to their estimated net realizable value of nil. The Company is no longer in the mining business.

6. INTANGIBLE ASSETS

Intangible assets consists of the following:


                                                                  SEPTEMBER 30, 1998
                                                     ----------------------------------------------
                                                                      ACCUMULATED        NET BOOK
                                                          COST       DEPRECIATION         VALUE
                                                            $              $                $
--------------------------------------------------------------------------------------------------
Goodwill                                                2,119,142         43,565        2,075,577
Other intengible assets                                 3,200,000        116,895        3,083,105
--------------------------------------------------------------------------------------------------
                                                        5,319,142        160,460        5,158,682
==================================================================================================

7. SHARE CAPITAL

On January 20, 1998 the articles of the Company were amended to increase the authorized share capital to 100,000,000 common shares and 5,000,000 preferred shares.

83,334 warrants were issued to the share subscribers who were issued shares on January 29, 1998. The warrants allow the holder to purchase additional shares at $3.00 on or before one year and $3.30 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

105,813 warrants were issued to the share subscribers who were issued shares on April 3, 1998. The warrants allow the holder to purchase additional shares at $3.75 on or before one year and $4.00 before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

66,666 warrants were issued to the share subscribers who were issued shares on April 22, 1998. The warrants allow the holder to purchase additional shares at $3.25 on or before two years from the date of acquisition. None of the outstanding warrants have been exercised as at June 30, 1998.

Of the 20,418,075 shares issued at September 30, 1998, 8,522,516 are restricted and 11,895,559 are freely trading. Restricted shares held by non-affiliates of the Company must be held for at least one year. Restricted shares held by affiliates of the Company must be held for 1 to 2 years.

The 1,540,000 common shares issued to purchase a 48% investment in Futurelink Alberta, are subject to a hold period. One half of the shares given to the vendors will be released from escrow on July 20, 1998 and the balance will be released on January 20, 1999.

On June 29, 1998, the Company issued stock options to purchase 3,080,000 common shares to employees and non-employee directors with an exercise price of $0.755. These stock options were all outstanding as at September 30, 1998. The options expire on June 29, 2001.

On July 7, 1998, the Company issued 3,500,000 shares to employees, officers and directors of the Company for $3,500. The fair value of these shares at that time was $2,117,500. The difference between the fair value and the cash consideration received has been included with capital in excess of par and with expenses under contracts, payroll and benefits.

A stockholder of the Company forgave $60,200 in 1998 and $39,494 in 1997 which he had advanced to the Company during that period.

8. CONVERTIBLE DEBENTURES

On August 21, 1998, the Company issued $2,250,000 10% convertible debentures, due August 20, 2001. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.75 and 78% of the average closing bid price of the

Company's common stock for the three trading days immediately preceding the Notice of Conversion served on the Company. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. At the holders' election, interest can be settled in common stock of the Company based on market prices.

Of the total initial principal amount of the debentures of $2,250,000, an amount of $642,857 has been attributed to the value of the conversion option and included with contributed surplus.

Upon entering into the convertible debenture agreement, the Company issued 1,041,687 common share purchase warrants to the underwriter of the issue. Each warrant gives the holders the right to purchase one common share of the Company at $0.96 until August 20, 2001. An amount of $562,500 has been included with contributed surplus as the value attributed to these warrants.

The amount attributed to the conversion option of $642,857 and the amount attributed to the warrants issued to underwriters of $562,500, together totalling $1,205,357, has been included with interest on long term debt.

On September 21, 1998, $200,000 of the convertible debentures, together with accrued interest, were converted into 668,762 common shares of the Company.

9. RELATED PARTY TRANSACTIONS

During 1998, two of the Company's stockholders advanced the Company $289,264. Interest for the period of $2,854 has been added to the principal amount owing. The loans have no set repayment terms.

During 1998, Linear Strategies Ltd., a stockholder, advanced the Company $729,802. The Company in turn advanced the money to Futurelink Alberta. Interest incurred on the loan in the amount of $2,904 has been added to the principal amount owing $300,000 of the loan was assigned to another shareholder on July
2, 1998. On the same date, both portions of the loan were converted into 1,127,250 common shares with an ascribed value of $732,706, and an equal number of common share purchase warrants. The share certificates were not yet issued as at September 30, 1998. Each warrant entitles the holder to purchase one common share at $1.00 until June 30, 1999 and at $1.25 until June 30, 2000.

The amount of $4,504 due to a stockholder of the Company at December 31, 1996 was non-interest bearing and had no repayment terms.

10. LOSS ON NON-REFUNDABLE DEPOSIT

During 1997, the Company made a $100,000 non-refundable deposit to purchase Printscan Technology; however, the Company did not raise sufficient funds to complete the purchase, and the deposit was forfeited.

11. INCOME TAXES

The provision for income taxes differs from the Company's statutory rate of 40 percent as follows:

                                                       NINE MONTHS               YEAR ENDED
                                                           ENDED                 DECEMBER 31
                                                        SEPTEMBER 30        ----------------------
                                                           1998             1997            1996
                                                             $                $                $
--------------------------------------------------------------------------------------------------
                                                        (Unaudited)
Provision for income taxes based on net loss as           1,955,364        294,820          2,746
   reported
Add temporary differences not recognized
   Write-off of mining related assets                             --       (206,000)           --
   Equity in loss of affiliate                             (360,208)            --             --
   Non-deductible amortization of purchase price
     discrepancy                                            (83,605)            --             --
   Loss carryforwards                                    (1,527,055)       (88,820)        (2,746)
--------------------------------------------------------------------------------------------------

Provision for income taxes (recovery)                       (15,504)            --             --
=================================================================================================

The Company has cumulative temporary differences related to mining operations written off in prior years and loss carryforwards which would give rise to deferred tax assets. The Company has lost the tax records that would quantify such as the result of a complete management turnover. Therefore, the Company does not know the extent of its loss carryforwards nor in what years they expire. Were the losses quantified, then valuation allowances would reduce all such assets to zero as there is significant uncertainty as to whether the Company will generate taxable income. Present management is endeavoring to be more diligent concerning the corporate records.

12. CONTINGENCIES

A statement of claim has been filed against the Company in the amount of approximately of $350,000 plus any interest on any damages awarded, costs on a solicitor client basis and other damages the court may award. The statement of claim alleges that the Company made certain misrepresentations and interfered with contractual relations in respect of a sale transaction between two third parties involving the Company's common shares. It is management's position that the claim is without merit; consequently, no liability in respect of the claim has been recorded in the financial statements.

13. SUBSEQUENT EVENTS

On September 28, 1998 the Company issued a takeover bid circular in order to acquire all outstanding common shares of Futurelink Alberta in exchange for common shares in the Company. Management anticipates that it will complete the acquisition during the fourth quarter of 1998.

                       FINANCIAL STATEMENTS



                       FUTURELINK DISTRIBUTION CORP. ("FutureLink Alberta") (Unaudited)
                       (AN ALBERTA CORPORATION)


                       DECEMBER 31, 1997
                       DECEMBER 31, 1996
                       SEPTEMBER 30, 1998 (UNAUDITED)

              FUTURELINK DISTRIBUTION CORP. ("FutureLink Alberta")

                           BALANCE SHEETS (all amounts
                                stated in $ Cdn.)


                                                           SEPTEMBER 30               DECEMBER 31
                                                           -----------------------------------------------
                                                              1998              1997                1996
                                                           (Unaudited)
                                                                $                 $                  $
----------------------------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash and short term deposits                                  75,600             10,886             89,852
Accounts receivable                                           90,651             53,122              8,158
Prepaid expenses and deposits                                126,736             10,436              1,669
Notes receivable [note 7]                                         --                 --            104,500
----------------------------------------------------------------------------------------------------------
                                                             292,987             74,444            204,179
CAPITAL ASSETS [NOTE 3]                                      709,432            239,330              9,745
DISCONTINUED OPERATIONS [NOTE 10]                                  1                 --                 --
INCORPORATION COSTS [NOTE 4]                                     400                600                800
----------------------------------------------------------------------------------------------------------
                                                           1,002,820            314,374            214,724
==========================================================================================================

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
Accounts payable and accrued liabilities                     566,751            361,581             40,458
Current portion of obligation under capital leases
   [note 5]                                                   47,486             30,871                 --
Notes payable [note 7]                                         3,037             95,500                 --
----------------------------------------------------------------------------------------------------------
                                                             617,274            487,952             40,458
----------------------------------------------------------------------------------------------------------
DUE TO SHAREHOLDERS [NOTE 7]                                  15,188             87,545              2,030
----------------------------------------------------------------------------------------------------------
OBLIGATION UNDER CAPITAL LEASES [NOTE 5]                      68,430             19,208                 --
----------------------------------------------------------------------------------------------------------
DUE TO FUTURELINK DISTRIBUTION CORP., A COLORADO
   CORPORATION  [NOTE 7]                                   2,352,858                 --                 --
----------------------------------------------------------------------------------------------------------
DUE TO FUTURELINK/SYSGOLD LTD                                 88,000                 --                 --
----------------------------------------------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY
Share capital [note 6]                                     1,111,464            732,689            370,329
Deficit                                                   (3,250,394)        (1,013,020)          (198,093)
----------------------------------------------------------------------------------------------------------
                                                          (2,138,930)          (280,331)           172,236
----------------------------------------------------------------------------------------------------------
                                                           1,002,820            314,374            214,724
==========================================================================================================


Contingency [note 11]

See accompanying notes

Behalf of the Board:
                                      Director                       Director

              FUTURELINK DISTRIBUTION CORP. ("FutureLink Alberta")



                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (all amounts stated in $ Cdn.)



                                              NINE MONTHS ENDED                                     PERIOD FROM
                                                SEPTEMBER 30                      YEAR ENDED        MARCH 28 TO
                                          ---------------------------             DECEMBER 31       DECEMBER 31
                                               1998               1997               1997              1996
                                            (Unaudited)        (Unaudited)
                                                 $                  $                  $                 $
--------------------------------------------------------------------------------------------------------------
REVENUE
Sales                                          99,503                 --                 --                 --
Interest income                                    --              4,805              4,820              2,752
--------------------------------------------------------------------------------------------------------------
                                               99,503              4,805              4,820              2,752
--------------------------------------------------------------------------------------------------------------

EXPENSES
Salaries and employee benefits                605,889             69,950             69,949              7,716
Consulting                                    399,048            155,208            401,320            109,625
Travel                                        153,372              8,520             18,997             12,196
Accounting and legal fees                     121,314              9,593             14,031             17,172
Advertising and promotion                     154,931             19,705             30,093             11,778
Depreciation and amortization                 172,005              4,828             50,138              2,145
Office                                        135,028             20,915             32,066             12,674
Rent                                           76,724             13,424             35,839              3,300
Investor relations                             76,779                 --                 --                 --
Equipment rental                               43,831             22,374             29,696              6,569
Internet                                       37,998             11,712             19,952                 --
Architectural and design fees                      --                 --             68,485                 --
Other                                         139,644             55,319             35,002             17,670
--------------------------------------------------------------------------------------------------------------
                                            2,116,563            391,548            805,568            200,845
--------------------------------------------------------------------------------------------------------------

LOSS BEFORE DISCONTINUED OPERATIONS        (2,017,060)          (386,743)          (800,748)          (198,093)

INCOME (LOSS) FROM DISCONTINUED
   OPERATIONS [NOTE 10]                      (220,314)            15,960            (14,179)                --
--------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                    (2,237,374)          (370,783)          (814,927)          (198,093)

DEFICIT, BEGINNING OF PERIOD               (1,013,020)          (198,093)          (198,093)                --
--------------------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                     (3,250,394)          (568,876)        (1,013,020)          (198,093)
==============================================================================================================

See accompanying notes

              FUTURELINK DISTRIBUTION CORP. ("FutureLink Alberta")


                            STATEMENTS OF CASH FLOWS
                         (all amounts stated in $ Cdn.)



                                                   NINE MONTHS ENDED                                   PERIOD FROM
                                                      SEPTEMBER 30                   YEAR ENDED        MARCH 28 TO
                                              ------------------------------         DECEMBER 31       DECEMBER 31
                                                  1998               1997               1997              1996
                                              (Unaudited)        (Unaudited)
                                                    $                  $                  $                 $
-------------------------------------------------------------------------------------------------------------------
CASH WAS PROVIDED BY (USED FOR):

Loss before discontinued operations            (2,017,060)          (386,743)          (800,748)          (198,093)
Add items not affecting cash:
   Depreciation and amortization                  172,005              4,828             50,138              2,145
-------------------------------------------------------------------------------------------------------------------
                                               (1,845,055)          (381,915)          (750,610)          (195,948)
Net change in non-cash working capital
   related to operating activities                 51,341             56,568            371,892            (73,869)
   [note 9]
-------------------------------------------------------------------------------------------------------------------
Cash used for continuing operations            (1,793,714)          (325,347)          (378,718)          (269,817)
-------------------------------------------------------------------------------------------------------------------

Income (loss) from discontinued
   operations                                    (220,314)            15,960            (14,179)                --
Add item not affecting cash:
   Loss on discontinuance                          60,616                 --                 --                 --
-------------------------------------------------------------------------------------------------------------------
Cash provided by (used for)
   discontinued operations                       (159,698)            15,960            (14,179)                --
-------------------------------------------------------------------------------------------------------------------
                                               (1,953,412)          (309,387)          (392,897)          (269,817)
-------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of capital assets                       (702,524)           (23,442)          (279,523)           (11,690)
Incorporation costs                                    --                 --                 --             (1,000)
-------------------------------------------------------------------------------------------------------------------
                                                 (702,524)           (23,442)          (279,523)           (12,690)
-------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Proceeds from issuance of common shares           378,775            230,856            362,360            370,329
Advances from (repayments to)
   shareholders                                   (72,357)             8,414             85,515              2,030
Advances from Futurelink Distribution
   Corp                                         2,352,858                 --                 --                 --
Advances from Futurelink Sysgold Ltd.              88,000                 --                 --                 --
Increase in capital lease obligation               65,837                 --             50,079                 --
Increase (decrease) in note payable               (92,463)                --             95,500                 --
-------------------------------------------------------------------------------------------------------------------
                                                2,720,650            239,270            593,454            372,359
-------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                        64,714            (93,559)           (78,966)            89,852
CASH AND SHORT TERM DEPOSITS, BEGINNING
   OF PERIOD                                       10,886             89,852             10,886                 --
-------------------------------------------------------------------------------------------------------------------
CASH AND SHORT TERM DEPOSITS, END OF
   PERIOD                                          75,600             (3,707)            89,852             89,852
===================================================================================================================


See accompanying notes

1. DESCRIPTION OF BUSINESS

The Company was incorporated under the Business Corporations Act (Alberta) on March 28, 1996 as 689936 Alberta Ltd. The name of the Company was changed to Coffee.com Interactive Cafe Corp. by articles of amendment on June 19, 1996. The name of the Company was subsequently changed to Futurelink Distribution Corp. on November 17, 1997.

The Company is in the initial stages of development. Its future viability is dependent upon management's ability to generate revenues or secure additional financing to support continued service.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. Differences between accounting principles generally accepted in the United States and Canada would have no material impact on these financial statements. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant account policies summarized below.

CAPITAL ASSETS

Capital assets are recorded at cost. Depreciation is recorded at the following rates:

              Furniture and fixtures          20% declining balance
              Computer hardware               30% declining balance
              Computer software              100% declining balance
              Leasehold improvements           5 years straight line

One half of the normal depreciation is taken in the year of acquisition.

INCORPORATION COSTS

Incorporation costs are recorded at cost and are amortized on a straight line basis over five years.

FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, notes payable, due to shareholders, note payable, and long term debt, approximate their fair values.

3. CAPITAL ASSETS

                                              SEPTEMBER 30, 1998
                                 --------------------------------------------
                                                 ACCUMULATED
                                 COST           DEPRECIATION    NET BOOK VALUE
                                  $                  $                $
------------------------------------------------------------------------------
Furniture and fixtures           124,032            11,709          112,323
Computer hardware                511,668           109,710          401,958
Computer software                223,068            94,917          128,151
Leasehold improvements            74,352             7,352           67,000
------------------------------------------------------------------------------
                                 933,120           223,688          709,432
==============================================================================

                                                                      DECEMBER 31, 1997
                                                      ---------------------------------------------
                                                                      ACCUMULATED
                                                       COST           DEPRECIATION   NET BOOK VALUE
                                                        $                   $               $
---------------------------------------------------------------------------------------------------
Furniture and fixtures                                 33,385             4,346           29,039
Computer hardware                                     226,854            35,239          191,615
Computer software                                      20,830            11,284            9,546
Leasehold improvements                                 10,145             1,015            9,130
---------------------------------------------------------------------------------------------------
                                                      291,214            51,884          239,330
===================================================================================================


                                                                       DECEMBER 31, 1996
                                                       ---------------------------------------------
                                                                       ACCUMULATED
                                                        COST           DEPRECIATION   NET BOOK VALUE
                                                          $                  $               $
----------------------------------------------------------------------------------------------------
Furniture and fixtures                                  5,595               559            5,036
Computer hardware                                       4,747               712            4,035
Computer software                                       1,348               674              674
----------------------------------------------------------------------------------------------------
                                                       11,690             1,945            9,745
====================================================================================================


Included in computer hardware at September 30, 1998 are assets under capital lease of $96,165 (December 31, 1997 - $61,069; December 31, 1996 - $Nil) and
related accumulated depreciation of $28,052 (December 31, 1997 - $9,160).

4. INCORPORATION COSTS

                                                                     SEPTEMBER 30, 1998
                                                       ----------------------------------------------
                                                                        ACCUMULATED
                                                       COST            AMORTIZATION     NET BOOK VALUE
                                                         $                   $                $
------------------------------------------------------------------------------------------------------
Incorporation costs                                     1,000               600              400
======================================================================================================


                                                                       DECEMBER 31, 1997
                                                        --------------------------------------------
                                                                      Accumulated
                                                        Cost          Amortization    Net Book Value
                                                          $                 $                $
----------------------------------------------------------------------------------------------------
Incorporation costs                                     1,000               400              600
====================================================================================================


                                                                 DECEMBER 31, 1996
                                                        --------------------------------------------
                                                                       Accumulated
                                                         Cost         Amortization    Net Book Value
                                                          $                 $                $
----------------------------------------------------------------------------------------------------
Incorporation costs                                     1,000               200              800
====================================================================================================


5. LEASE COMMITMENTS

The future minimum lease payments at September 30, 1998 under capital and operating leases are as follows:

                                                                           CAPITAL     OPERATING
                                                                           LEASES       LEASES
                                                                              $            $
------------------------------------------------------------------------------------------------
1998                                                                        30,041       72,903
1999                                                                        50,419      131,740
2000                                                                        31,633      131,184
2001                                                                        16,207      124,938
2002                                                                            --       40,952
------------------------------------------------------------------------------------------------

Total future minimum lease payments                                        128,300      501,717
                                                                                        =========
Less:  imputed interest                                                    (12,384)
-----------------------------------------------------------------------------------

Balance of obligations under capital lease                                 115,916
Less:  current portion                                                     (47,486)
-----------------------------------------------------------------------------------

Long term obligation under capital lease                                    68,430
===================================================================================

6. SHARE CAPITAL

AUTHORIZED:
Unlimited Class "A" common shares
Unlimited Class "B" non-voting common shares
Unlimited first preferred shares


ISSUED                                                                     Shares          $
                                                                         -----------------------
Class A common shares
   Balance at December 31, 1996                                          3,660,000      370,329
   Rollback of initial founder shares                                   (1,400,000)        (140)
   Shares issued for cash during the year, net of issue costs of           367,500      362,500
   $5,000
   Shares issued to key employees                                          325,000            --
------------------------------------------------------------------------------------------------
Balance, December 31, 1997                                               2,952,500      732,689
   Shares issued for cash                                                  190,000      190,000
   Shares issued as compensation                                           188,775      188,775
------------------------------------------------------------------------------------------------
Balance, September 30, 1998                                              3,331,275    1,111,464
================================================================================================

7. RELATED PARTY TRANSACTIONS

At September 30, 1998, the Company had amounts due to shareholders of $15,188 (December 31, 1997 - $87,545; 1996 - $2,030).

At September 30, 1998, the Company had amounts owing to 679132 Alberta Ltd., a corporation controlled by a director and officer of the Company of $3,037 (1997
- $95,500).

During the period, the Company received $2,352,858 of cash advances from a significant shareholder, FutureLink Distribution Corp., a Colorado corporation, which remains payable at September 30, 1998. The amount does not carry interest and has no set repayment terms. The Company has been advised by its shareholder that it does not intend to demand repayment within the next year; consequently, this amount has been classified as long-term in the financial statements.

As at December 31, 1996 there is an amount of $104,500 including accrued interest owing from a corporation controlled by a director of the Company. This amount was repaid during 1997.

8. INCOME TAXES

As at December 31, 1997, the Company has approximately $950,000 of non-capital loss carry forwards for tax purposes. The potential future benefit of these losses has not been recognized in these financial statements.
These losses expire in 2004 and 2005.

9. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATING
   ACTIVITIES


                                              NINE MONTHS ENDED                         PERIOD FROM
                                                SEPTEMBER 30              YEAR ENDED    MARCH 28 TO
                                            ----------------------       DECEMBER 31    DECEMBER 31
                                             1998          1997             1997           1996
                                               $             $                $              $
---------------------------------------------------------------------------------------------------
Accounts receivable                         (37,529)       40,035          (44,964)       (8,158)
Prepaid expenses and deposits              (116,300)      (35,522)          (8,767)       (1,669)
Notes receivable                                 --            --          104,500      (104,500)
Accounts payable and accrued liabilities    205,170        52,055          321,123        40,458
---------------------------------------------------------------------------------------------------
                                             51,341        56,568          371,892       (73,869)
===================================================================================================

10. DISCONTINUED OPERATIONS

Effective April 23, 1998, the Company discontinued its operations that provided Internet web page design services. The remaining assets and liabilities related to these operations have been written down to $1 resulting in a loss on discontinuance of $60,616. On July 1, 1998, the Company disposed of the discontinued operations in exchange for an investment in 50% of the common shares of NextClick Ltd. The fair market value of this investment has been estimated at $1.

During the period, revenues and results of the discontinued operations were as follows:

                                              NINE MONTHS ENDED                         PERIOD FROM
                                                SEPTEMBER 30               YEAR ENDED   MARCH 28 TO
                                           -----------------------        DECEMBER 31   DECEMBER 31
                                             1998          1997              1997          1996
                                               $             $                $             $
---------------------------------------------------------------------------------------------------
Revenue                                      21,190        22,585           22,585            --
===================================================================================================
Results of operations                      (159,698)       15,960          (14,179)           --
Loss on discontinuance                      (60,616)           --               --            --
---------------------------------------------------------------------------------------------------
                                           (220,314)       15,960          (14,179)           --
===================================================================================================

11. CONTINGENCY

A statement of claim has been filed against the Company in the amount of $285,000 seeking damages and loss of rent related to a purported lease agreement with respect to a building in Calgary, Alberta. The Company is counter claiming an amount of $360,000 against the claimant. It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, management is of the opinion that the claim is without merit and will defend the Company's position vigorously. These financial statements contain no provision for loss related to the claims.

                        RIVERVIEW MANAGEMENT CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
                         (ALL AMOUNTS STATED IN $ CDN.)

                             JUNE 30, 1998 and 1997
                                   (Unaudited)

                                      INDEX



                                                                             Page
REVIEW ENGAGEMENT REPORT                                                      1

FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                              2

     Consolidated Statements of Earnings and Retained Earnings                3

     Consolidated Statements of Changes in Financial Position                 4

     Notes to Consolidated Financial Statements                             5 - 8

                            REVIEW ENGAGEMENT REPORT



To the Directors of
Riverview Management Corporation



We have reviewed the consolidated balance sheets of Riverview Management Corporation as at June 30, 1998 and 1997 and the consolidated statements of earnings and retained earnings and changes in financial position for the eight months then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company.

A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.



Calgary, Alberta
August 13, 1998, expect as to Note 5 and 6(b)    [signed: Buchanan Barry & Co.]
which is as September 24, 1998                   CHARTERED ACCOUNTANTS

                        RIVERVIEW MANAGEMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                         (all amounts stated in $ Cdn.)
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                     ASSETS

                                                                  1998              1997
                                                               ----------        ----------
CURRENT
     Cash                                                      $   66,806        $   36,559
     Accounts receivable (net of allowance for doubtful
       accounts, (1998 - $13,974, 1997 - $3,922))               1,510,276         1,539,994
     Prepaid expenses                                              15,725            15,679
     Inventory                                                     19,041            51,840
                                                               ----------        ----------
                                                                1,611,848         1,644,072

CAPITAL ASSETS (Note 2)                                           206,577           111,552

DEPOSITS                                                            8,183             6,663
                                                               ----------        ----------

                                                               $1,826,608        $1,762,287
                                                               ==========        ==========

                                  LIABILITIES

CURRENT
     Bank indebtedness                                         $  240,930        $  137,960
     Accounts payable and accrued liabilities                     937,919         1,162,768
     Income taxes payable                                         162,250           141,550
     Loan payable                                                  28,136            33,782
     Shareholder loan                                             128,933            24,577
     Current portion of obligation under capital lease             49,821                --
                                                               ----------        ----------
                                                                1,547,989         1,500,637

OBLIGATION UNDER CAPITAL LEASE (Note 3)                            17,250                --
                                                               ----------        ----------

                                                                1,565,239         1,500,637

MINORITY INTEREST                                                  21,676            83,600
                                                               ----------        ----------
                                                                1,586,915         1,584,237
                                                               ----------        ----------
SUBSEQUENT EVENTS (Note 6)

COMMITMENTS (Note 7)

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 4)                                                 40                40

RETAINED EARNINGS                                                 239,653           178,010
                                                               ----------        ----------
                                                                  239,693           178,050
                                                               ----------        ----------


                                                               $1,826,608        $1,762,287
                                                               ==========        ==========

           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                         (all amounts stated in $ Cdn.)
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                     1998                1997
                                                 -----------         -----------
REVENUE
     System consulting                           $ 4,232,998         $ 2,863,237
     Hardware and software sales                   3,611,356           2,628,859
     Sundry                                              191                 577
                                                 -----------         -----------
                                                   7,844,545           5,492,673
                                                 -----------         -----------

EXPENSES
     Advertising and promotion                        85,851              52,471
     Amortization                                     68,510              43,775
     Automotive                                       38,590              18,662
     Bad debts                                         7,475               3,300
     Bank charges and interest                        23,764              11,283
     Equipment rental                                  7,280               8,498
     Hardware and software purchases               3,314,946           2,403,900
     Interest on capital lease obligation             12,161                  --
     Office                                           95,677              41,926
     Professional fees                                63,321              40,821
     Rent                                             75,501              57,308
     Salaries                                      3,500,311           2,217,073
     Staff development                               253,452             125,243
     Telephone                                       109,917              78,351
     Travel                                           14,017               8,063
                                                 -----------         -----------
                                                   7,670,773           5,110,674
                                                 -----------         -----------

EARNINGS BEFORE INCOME TAXES                         173,772             381,999

INCOME TAXES                                          65,275             141,550
                                                 -----------         -----------
                                                     108,497             240,449

MINORITY INTEREST                                    (35,219)             63,065
                                                 -----------         -----------

NET EARNINGS                                         143,716             177,384

RETAINED EARNINGS, beginning of period               141,937              46,626
                                                 -----------         -----------
                                                     285,653             224,010

DIVIDENDS                                            (46,000)            (46,000)
                                                 -----------         -----------

RETAINED EARNINGS, end of period                 $   239,653         $   178,010
                                                 ===========         ===========


           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                         (all amounts stated in $ Cdn.)
                    EIGHT MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                            1998              1997
                                                         ---------         ---------
OPERATING ACTIVITIES
     Net earnings                                        $ 143,716         $ 177,384
     Adjustments to operations not involving cash
         Amortization                                       68,510            43,775
         Minority interest                                 (35,219)           63,065
     Change in non-cash working capital items
         Accounts receivable                              (144,732)         (459,733)
         Prepaid expense                                    (6,714)          (15,014)
         Inventory                                          (7,368)          (45,000)
         Accounts payable and accrued liabilities          (53,779)          245,041
         Deferred revenue                                       --           (13,778)
         Income taxes payable                               28,060           127,289
         Bonus payable                                    (184,500)         (108,600)
                                                         ---------         ---------

                                                          (192,026)           14,429
                                                         ---------         ---------

INVESTING ACTIVITIES
     Acquisition of capital assets                         (72,264)          (88,005)
     Advancement of deposits                                (1,520)           (6,663)
                                                         ---------         ---------
                                                           (73,784)          (94,668)
                                                         ---------         ---------

FINANCING ACTIVITIES
     Advances from shareholder                             126,454            21,050
     Repayment of loan payable                              (5,646)               --
     Proceeds on bank financing                            223,018           113,430
     Repayment of capital lease obligation                 (21,053)               --
     Repayment of long-term debt                                --            (5,555)
     Dividends paid                                        (46,000)          (46,000)
                                                         ---------         ---------
                                                           276,773            82,925
                                                         ---------         ---------
NET CHANGE IN CASH                                          10,963             2,686

CASH, beginning of period                                   55,843            33,873
                                                         ---------         ---------

CASH, end of period                                      $  66,806         $  36,559
                                                         =========         =========



           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                         (all amounts stated in $ Cdn.)
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)


1.     SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION

       These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and it's 67/100 owned subsidiary Sysgold Ltd. The consolidated financial statements represent nine months of the parent company and eight months of the subsidiaries as a result of different fiscal year-ends.

       The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada, which conform in all material respects to accounting principles generally accepted in the United States.

       INVENTORY

       Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

       CAPITAL ASSETS

       Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:


       Cellular phones                      2.7%    per month straight line
       Computer hardware                      4%    per month straight line
       Computer software                    100%    per annum declining balance
       Leasehold improvements                       straight-line over the term
                                                    of the lease
       Office equipment                      20%    per annum declining balance
       Equipment under capital lease         20%    per annum declining balance


       INCOME TAXES

       The Company follows the deferral method of income tax allocation. Deferred income taxes arise as a result of timing differences between the recognition of accounting income and taxable income. Because the company's depreciation rates and methods closely approximate those allowable by the taxation authorities, there are no material differences between the tax bases and book bases of the company's capital assets.

       MEASUREMENT UNCERTAINTY

       The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

       FINANCIAL INSTRUMENTS

       The Company is exposed to credit risk from customers. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but mitigates this risk by dealing only with financially sound counterparties and, accordingly, does not anticipate unaccounted for losses arising from trade receivables.

       The majority of trade receivables are concentrated in the oil and gas industry, and accordingly are exposed to the risks associated with that industry. The Company does not have a significant exposure to any individual customer or counterparty as at June 30, 1998 nor as at June 30, 1997.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)

2.  CAPITAL ASSETS

                                                   1998                        1997
                                          --------------------------------------------------
                                                      Accumulated    Net Book       Net Book
                                            Cost      Amortization     Value          Value
       Cellular phones                    $ 44,529      $ 23,007      $ 21,522      $ 15,844
       Computer hardware                   254,812       201,962        52,850        49,339
       Computer software                    28,752        25,883         2,869         4,354
       Leasehold improvements               39,081        11,692        27,389        30,795
       Office equipment                     24,564         7,945        16,619        11,220
       Equipment under capital lease       104,377        19,049        85,328            --
                                          --------      --------      --------      --------
                                          $496,115      $289,538      $206,577      $111,552
                                          ========      ========      ========      ========

3.   OBLIGATION UNDER CAPITAL LEASE


                                                                             1998           1997
                                                                           --------       --------
       The following is a schedule of future minimum lease
       payments under capital leases expiring between July
       1999 and July 2000

       Year ending October 31,
                     1998                                                  $ 49,819       $     --
                     1999                                                    30,222             --
                     2000                                                     2,090             --
                                                                           --------       --------
                     Total minimum lease payments                            82,131             --
       Less amount representing interest imputed at rates of 14 - 34%       (15,060)            --
                                                                           --------       --------

       Balance of obligation                                                 67,071             --

       Less current portion                                                 (49,821)            --
                                                                           --------       --------
       Long-term portion of obligation                                     $ 17,250       $     --
                                                                           ========       ========


4.   SHARE CAPITAL


       Authorized                                                              1998        1997
                                                                              ------      ------
         Unlimited number of Class A common voting shares Class B common non-voting shares
              Class C common non-voting redeemable shares
              Class D common non-voting 8% cumulative preferred shares
                  with a redemption price of $1 per share
       Issued
              100 Class A shares                                              $   10      $   10
              100 Class B shares                                                  10          10
              100 Class C shares                                                  10          10
               10 Class D shares                                                  10          10
                                                                              ------      ------
                                                                              $   40      $   40
                                                                              ======      ======

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)

5.   INCOME TAXES


       Income taxes presented in the consolidated statements of earnings and retained earnings differs from the combined statutory income tax rate as follows:



                                                                        1998            1997
                                                                     ---------       ---------
       Income taxes based on the combined statutory rate of 45%      $  78,197       $ 171,900
       Utilization of the small business deduction for
           Canadian controlled private corporations                    (34,466)        (36,600)
       Unrecognized benefit of loss carry forwards of a
           wholly owned subsidiary                                      15,818           1,895
       Permanent differences                                             3,658           5,360
       Other                                                             2,068          (1,005)
                                                                     ---------       ---------

                                                                     $  65,275       $ 141,550
                                                                     =========       =========


       The potential income tax benefits resulting from losses carried forward are not recorded in the financial statements. As at October 31, 1997, Sysgold Inc., a wholly owned subsidiary, had non-capital loss carry forwards of $1,800 and $14,113 which expire in 2002 and 2003 respectively. Under Untied States GAAP, the $6,800 (1996 - $785) potential tax benefit associated with the losses carried forward would have been offset entirely by a valuation allowance.

6.     SUBSEQUENT EVENT

       (a) The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:



       Net Assets Acquired
                 Current assets               $514,182
                 Capital assets                 67,257
                 Other assets                   20,728
                 Goodwill                      222,886

                                               825,053

                 Current liabilities           411,740
                 Other liabilities              98,313
                                               510,053

                 Net Assets                   $315,000
                                              ========

       (b) A statement of claim was filed on August 19, 1998 against the corporation in the amount of $150,000 seeking damages for wrongful termination of a consulting contract. Management does not believe there is any merit to the lawsuit and it will be vigorously defended.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                             JUNE 30, 1998 AND 1997
                                   (Unaudited)


7.     COMMITMENTS

       The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1,693 expiring March 2001. The basic minimum lease payments for the duration of the agreements is as follows:



                    1999                              $ 75,311
                    2000                                74,381
                    2001                                59,068
                    2002                                25,571
                                                      --------
                                                      $234,331
                                                      ========

                        RIVERVIEW MANAGEMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                            OCTOBER 31, 1997 and 1996

                                                                           Page
                                                                           ----
AUDITORS' REPORT                                                            1

FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                            2

     Consolidated Statements of Earnings and Retained Earnings              3

     Consolidated Statements of Changes in Financial Position               4

     Notes to Consolidated Financial Statements                           5 - 8

                                AUDITORS' REPORT



To the Directors of
Riverview Management Corporation


We have audited the consolidated balance sheets of Riverview Management Corporation as at October 31, 1997 and 1996 and the consolidated statements of earnings and retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at October 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with accounting principles generally accepted in Canada.




Calgary, Alberta
August 13, 1998, except as to
Note 5 and Note 6(b)                              [signed: Buchanan Barry & Co.]
which are as of September 24, 1998                CHARTERED ACCOUNTANTS

                        RIVERVIEW MANAGEMENT CORPORATION
                        CONSOLIDATED BALANCE SHEETS (all
                            amounts stated in $ Cdn.)
                            OCTOBER 31, 1997 AND 1996

                                     ASSETS


                                                                           1997              1996
                                                                       ----------        ----------
CURRENT
     Cash                                                              $   55,843        $   33,873
     Accounts receivable (net of allowance for doubtful
       accounts, (1997 - $6,499, 1996 - $622))                          1,365,544         1,080,261
     Prepaid expenses                                                       9,011               665
     Inventory                                                             11,673             6,840
                                                                       ----------        ----------
                                                                        1,442,071         1,121,639

CAPITAL ASSETS (Note 2)                                                   202,823            67,319

DEPOSITS                                                                    6,663                --

                                                                       $1,651,557        $1,188,958
                                                                       ==========        ==========


                                  LIABILITIES

CURRENT
     Bank indebtedness                                                 $   17,912        $   24,530
     Accounts payable and accrued liabilities                             991,698           917,725
     Bonus payable                                                        184,500           108,600
     Income taxes payable                                                 134,190            14,261
     Deferred revenue                                                          --            13,778
     Loan payable                                                          33,782            33,782
     Shareholder loans                                                      2,479             3,527
     Current portion of obligation under capital lease (Note 3)            32,821
                                                                                         ----------
     Current portion of long-term debt                                         --             5,555
                                                                       ----------        ----------

                                                                        1,397,382         1,121,758

OBLIGATION UNDER CAPITAL LEASE (Note 3)                                    55,303                --
                                                                       ----------        ----------


                                                                        1,452,685         1,121,758

MINORITY INTEREST                                                          56,895            20,534
                                                                       ----------        ----------
                                                                        1,509,580         1,142,292
                                                                       ----------        ----------
SUBSEQUENT EVENTS (Note 6)
COMMITMENTS (Note 7)

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 4)                                                         40                40

RETAINED EARNINGS                                                         141,937            46,626
                                                                       ----------        ----------
                                                                          141,977            46,666
                                                                       ----------        ----------

                                                                       $1,651,557        $1,188,958
                                                                       ==========        ==========


           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                         (all amounts stated in $ Cdn.)
                      YEARS ENDED OCTOBER 31, 1997 AND 1996


                                                                        1997                1996
                                                                    -----------         -----------
REVENUE
     System consulting                                              $ 4,587,504         $ 2,309,576
     Hardware and software sales                                      4,929,610           2,967,732
     Sundry                                                               3,675               9,949
                                                                    -----------         -----------
                                                                      9,520,789           5,287,257
                                                                    -----------         -----------

EXPENSES
     Advertising and promotion                                           97,897              42,430
     Amortization                                                        73,747              57,218
     Automotive                                                          37,860              25,947
     Bad debts                                                            5,878               3,556
     Bank charges and interest                                           15,986              13,474
     Employee benefits                                                  343,976             173,462
     Equipment rental                                                    12,720                  --
     Hardware and software purchases                                  4,500,816           2,724,037
     Interest on long-term debt and capital lease obligation              4,629               4,150
     Management fees                                                         --              74,357
     Memberships and subscriptions                                       26,161              27,351
     Office                                                              58,304              37,917
     Out sourced administration                                           3,802              12,679
     Professional fees                                                   86,990              74,264
     Rent                                                               100,935              32,520
     Repairs and maintenance                                              2,770               3,177
     Salaries                                                         2,589,611           1,386,708
     Staff development                                                  171,853              69,812
     Supplies                                                            18,727              23,067
     System consultants                                                 901,976             354,185
     Telephone                                                          132,503              78,360
     Travel                                                              21,056              18,097
                                                                    -----------         -----------
                                                                      9,208,197           5,236,768
                                                                    -----------         -----------

EARNINGS BEFORE INCOME TAXES                                            312,592              50,489

INCOME TAXES                                                            134,920              14,991
                                                                    -----------         -----------
                                                                        177,672              35,498

MINORITY INTEREST                                                        36,361               8,822
                                                                    -----------         -----------

NET EARNINGS                                                            141,311              26,676

RETAINED EARNINGS, beginning of year                                     46,626              65,950
                                                                    -----------         -----------
                                                                        187,937              92,626

DIVIDENDS                                                               (46,000)            (46,000)
                                                                    -----------         -----------

RETAINED EARNINGS, end of year                                      $   141,937         $    46,626
                                                                    ===========         ===========



           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                         (all amounts stated in $ Cdn.)
                      YEARS ENDED OCTOBER 31, 1997 AND 1996

                                                            1997              1996
                                                         ---------         ---------
OPERATING ACTIVITIES
     Net earnings                                        $ 141,311         $  26,676
     Adjustments to operations not involving cash
         Amortization                                       73,747            57,218
         Minority interest                                  36,361             8,822
     Change in non-cash working capital items
         Accounts receivable                              (285,283)         (636,392)
         Prepaid expense                                    (8,346)              335
         Inventory                                          (4,833)           16,528
         Accounts payable and accrued liabilities           73,973           552,704
         Deferred revenue                                  (13,778)             (496)
         Income taxes payable                              119,929            (6,017)
         Bonus payable                                      75,900            78,600
                                                         ---------         ---------

                                                           208,981            97,978
                                                         ---------         ---------

INVESTING ACTIVITIES
     Acquisition of capital assets                        (209,251)          (66,001)
     Advancement of deposits                                (6,663)               --
                                                         ---------         ---------

                                                          (215,914)          (66,001)
                                                         ---------         ---------

FINANCING ACTIVITIES
     Advances (to) from shareholders                        (1,048)            5,423
     Proceeds (repayment) on bank financing                 (6,618)           24,530
     Dividends paid to minority shareholders                    --            (2,128)
     Advancement of capital lease obligation               104,376                --
     Repayment of capital lease obligation                 (16,252)               --
     Repayment of long-term debt                            (5,555)          (13,332)
     Dividends paid                                        (46,000)          (46,000)
                                                         ---------         ---------
                                                                              28,903
                                                         ---------         ---------

NET CHANGE IN CASH                                          21,970               470

CASH, beginning of year                                     33,873            33,403
                                                         ---------         ---------

CASH, end of year                                        $  55,843         $  33,873
                                                         ---------         ---------


           See accompanying notes to consolidated financial statements

                        RIVERVIEW MANAGEMENT CORPORATION
                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                         (all amounts stated in $ Cdn.)
                            OCTOBER 31, 1997 AND 1996



1.     SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION

       These consolidated financial statements include the accounts of the company, its wholly-owned subsidiary Sysgold Inc. and it's 67/100 owned subsidiary Sysgold Ltd.. The fiscal year of the parent company is September 30th and the fiscal year of the two subsidiaries is October 31st.

       The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada, which conform in all material respects to accounting principles generally accepted in the United States.

       INVENTORY

       Inventory has been valued at the lower of cost or net realizable value. Cost being determined on a first-in first-out basis.

       CAPITAL ASSETS

       Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:


       Cellular phones                    2.7%     per month straight line
       Computer hardware                    4%     per month straight line
       Computer software                  100%     per annum declining balance
       Leasehold improvements                      straight-line over the
                                                   term of the lease
       Office equipment                   20%      per annum declining balance
       Equipment under capital lease      20%      per annum declining balance

       INCOME TAXES

       The Company follows the deferral method of income tax allocation. Deferred income taxes arise as a result of timing differences between the recognition of accounting income and taxable income. Because the company's depreciation rates and methods closely approximate those allowable by the taxation authorities, there are no material differences between the tax bases and book bases of the company's capital assets.

       MEASUREMENT UNCERTAINTY

       The amount recorded for amortization of capital assets is based on estimates. Management requires estimates to forecast economic indicators for determining the net recoverable amount of such assets under generally accepted accounting principles. By their nature, these estimates are subject to measurement uncertainty and the effect of any changes in such estimates on the financial statements of future periods could be material. Management periodically reviews the useful lives of these assets to determine the adequacy of the amortization policy.

       FINANCIAL INSTRUMENTS

       The Company is exposed to credit risk from customers. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but mitigates this risk by dealing only with financially sound counterparties and, accordingly, does not anticipate unaccounted for losses arising from trade receivables.

       The majority of trade receivables are concentrated in the oil and gas industry, and accordingly are exposed to the risks associated with that industry. Furthermore, the Company has a trade receivable of $543,105 (1996 - $149,005) from a customer which accounts for 40% (1996 - 14%) of the total trade receivables.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1997 AND 1996

2.    CAPITAL ASSETS


                                                      1997                            1996
                                            --------------------------------------------------------
                                                          Accumulated       Net Book        Net Book
                                              Cost       Amortization        Value           Value
       Cellular phones                      $ 31,125        $ 15,551        $ 15,574        $ 11,323
       Computer hardware                     215,111         167,779          47,332          44,460
       Computer software                      21,896          19,444           2,452           1,723
       Leasehold improvements                 36,272           6,676          29,596             204
       Office equipment                       15,071           5,658           9,413           9,609
       Equipment under capital lease         104,377           5,921          98,456              --
                                            --------        --------        --------        --------

                                            $423,852        $221,029        $202,823        $ 67,319
                                            --------        --------        --------        --------

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 1997 AND 1996


3.   OBLIGATION UNDER CAPITAL LEASE


                                                                                 1997              1996
                                                                              ---------         ---------
       The following is a schedule of future minimum lease payments under capital leases expiring between July 1999 and July 2000

       Year ending October 31,
                     1998                                                     $  49,819         $      --
                     1999                                                        46,155                --
                     2000                                                        19,370                --
                                                                              ---------         ---------
                     Total minimum lease payments                               115,344                --
       Less amount representing interest imputed at rates of  14 - 34%          (27,220)               --
                                                                              ---------         ---------

       Balance of obligation                                                     88,124                --

       Less current portion of obligation                                        32,821                --
                                                                              ---------         ---------
       Long-term portion of obligation                                        $  55,303         $      --
                                                                              ---------         ---------


4.   SHARE CAPITAL


       Authorized                                                           1997          1996
                                                                           ------        ------
         Unlimited number of
              Class A common voting shares
              Class B common non-voting shares
              Class C common non-voting shares
              Class D common non-voting 8% non-cumulative
              preferred shares with a redemption price
              of $1 per share
       Issued
              100 Class A shares                                           $   10        $   10
              100 Class B shares                                               10            10
              100 Class C shares                                               10            10
               10 Class D shares                                               10            10
                                                                           ------        ------
                                                                           $   40        $   40
                                                                           ------        ------


    No changes in share capital occurred in the year ended October 31, 1996.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996



5.   INCOME TAXES

       Income taxes presented in the consolidated statements of earnings and retained earnings differs from the combined statutory income tax rate as follows;


                                                                          1997              1996
                                                                       ---------         ---------
       Income taxes based on the combined statutory rate of 45%        $ 140,666         $  22,720
       Utilization of the small business deduction for
           Canadian controlled private corporations                      (36,480)          (20,109)
       Unrecognized benefit of loss carry forwards of a
           wholly owned subsidiary                                         6,800               785
       Permanent differences                                              17,327             7,213
       Other                                                               6,607             4,382
                                                                       ---------         ---------

                                                                       $ 134,920         $  14,991
                                                                       ---------         ---------

       The potential income tax benefits resulting from losses carried forward are not recorded in the financial statements. As at October 31, 1997, Sysgold Inc., a wholly owned subsidiary, had non-capital loss carry forwards of $1,800 and $14,113 which expire in 2002 and 2003 respectively. Under Untied States GAAP, the $6,800 (1996 - $785) potential tax benefit associated with the losses carried forward would have been offset entirely by a valuation allowance.


6.     SUBSEQUENT EVENTS

       (a) The company purchased the remaining 33% interest in its subsidiary Sysgold Ltd. from the minority shareholder for cash proceeds of $315,000 on July 24, 1998. The purchase was accounted for using the purchase method. The purchase price allocation is estimated as follows:


       Net Assets Acquired
                 Current assets                                         $514,182
                 Capital assets                                           67,257
                 Other assets                                             20,728
                 Goodwill                                                222,886
                                                                        --------
                                                                         825,053

                 Current liabilities                                     411,740
                 Other liabilities                                        98,313
                                                                         510,053

                 Net assets                                             $315,000
                                                                        ========

           Goodwill will be amortized on a straight-line basis over the next twenty years.

       (b) A statement of claim was filed on August 19, 1998 against the corporation in the amount of $150,000 seeking damages for wrongful termination of a consulting contract. Management does not believe there is any merit to the lawsuit and it will be vigorously defended.

                        RIVERVIEW MANAGEMENT CORPORATION

                   NOTES TO FINANCIAL CONSOLIDATED STATEMENTS
                            OCTOBER 31, 1997 AND 1996



7.     COMMITMENTS

       The company is committed under various operating leases including: office equipment lease; $930 per month expiring May 2000, premises lease; $3,653 per month expiring January 2002 and vehicle lease; $1,693 per month commencing March 1998 and expiring March 2001. The basic minimum lease payments for the duration of the agreements are as follows:


                    1998                                                $ 68,535
                    1999                                                  75,311
                    2000                                                  70,661
                    2001                                                  64,151
                    2002                                                  10,958
                                                                        --------

                                                                        $289,616
                                                                        --------

================================================================================

NO DEALER, SALES REPRESENTATIVE OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           ---------------

                          TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY).............................................................
THE OFFERING....................................................................
RISK FACTORS....................................................................
USE OF PROCEEDS.................................................................
DIVIDEND POLICY.................................................................
CAPITALIZATION..................................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................................
BUSINESS........................................................................
MANAGEMENT......................................................................
CERTAIN TRANSACTIONS............................................................
SELLING SHAREHOLDERS............................................................
DESCRIPTION OF CAPITAL STOCK....................................................
PLAN OF DISTRIBUTION............................................................
LEGAL OPINION...................................................................
EXPERTS.........................................................................
INDEX TO FINANCIAL STATEMENTS................................................F-1

                                 ---------------

                               14,865,385 SHARES



                          FUTURELINK DISTRIBUTION CORP.



                        4,250,000 SHARES OF COMMON STOCK
                      UNDERLYING BIALIK EXCHANGEABLE SHARES

                        9,615,384 SHARES OF COMMON STOCK
                  UNDERLYING $5,000,000 CONVERTIBLE DEBENTURES

          1,000,000 SHARES OF COMMON STOCK UNDERLYING THOMSON KERNAGHAN

                                    WARRANTS



                                 ---------------

                                   PROSPECTUS

                                 ---------------






                                December 21, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



FutureLink USA's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of FutureLink USA, to the fullest extent allowed by the Colorado Business Corporation Act.

Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act provides that a corporation may indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if: (i) they acted in good faith; (ii) in the case of conduct in an official capacity with the corporation; the conduct was in the corporation's best interests; (iii) in all other cases, the conduct was at least not opposed to the corporation's best interests; and (iv) in the case of a criminal proceeding, they had no reasonable cause to believe the conduct was unlawful. The corporation may not indemnify an officer, director, employee or agent of the corporation: (i) in connection with a proceeding by the corporation or enforcing rights of the corporation in which such person is adjudged liable to the corporation or (ii) in connection with any proceeding charging improper personal benefit, whether or not acting in an official capacity, in which such person is adjudged liable on the basis that personal benefit was improperly received. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer, director, employee, or agent who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

The articles of incorporation of FutureLink USA provide that FutureLink USA will exercise, to the extent permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Effective July 1, 1998, FutureLink USA purchased Directors and Officers Liability insurance with coverage of $2,000,000 from AON Financial Management out of Denver, CO.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates, except the Securities and Exchange Commission registration and NASD filing fees.

       Securities and Exchange Commission registration fee .........        $    4,385.29
       Accounting fees and expenses ................................        $    5,000.00
       Printing and engraving expenses .............................        $    5,000.00
       Transfer agent and registrar (fees and expenses) ............        $    2,000.00
       Blue sky fees and expenses (including counsel fees) .........        $    2,000.00
       Other legal fees and legal expenses .........................        $   25,000.00
       Miscellaneous expenses ......................................        $    8,000.00

       Total .......................................................        $   51,385.29

ITEM 26.  RECENT SALE OF UNREGISTERED SECURITIES.

The following securities have been sold by FutureLink USA since June 1997 and until October 15, 1998:

               1. Two Subscription Agreements dated June 9, 1997 pursuant to which the Company sold 6,000,000 shares of Common Stock at $0.0166 per share for an aggregate investment of $10,000 to two individuals, both residing outside the United States. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")("Rule 504 Exemption")

               2. Subscription Agreements dated July 23, 1997 pursuant to which the Company sold 10,000,000 shares of Common Stock (following a 200:1 reverse stock split) at $0.01 per share for an aggregate investment of $100,000. The Offering was made pursuant to an exemption provided by Rule 506 of Regulation D promulgated under the Act ("Rule 506 Exemption") and Regulation S. The sale of shares was to twenty three investors.(1)

               3. Subscription Agreements dated December 18, 1997 pursuant to which the Company sold 10,000,000 shares of Common Stock at $0.01 per share for an aggregate investment of $100,000. The Offering was made pursuant to a Rule 506 Exemption and Regulation S. The sale of shares was to twenty five different investors.(1)


               4. Subscription Agreements dated January 29, 1998 pursuant to which the Company sold 83,344 shares of Common Stock at $3.00 per share for an aggregate investment of $250,000. The sale of shares was to Bank August Roth AG ("Bank Roth"), a Swiss entity. In connection with the investment, the Company granted Roth a warrant for the purchase of 83,334 shares of Common Stock exercisable at US$3.00 per share until January 20, 1999 or at US$3.10 per share at any time prior to January 20, 2000. The Offering was made pursuant to a Rule 504 Exemption.

               5. Subscription Agreement dated April 3, 1998 pursuant to which the Company sold 64,480 shares of Common Stock at $3.75 per share for an aggregate investment of $256,800. The sale of shares was to Bank Roth. The Company also granted Bank Roth a warrant for the purchase of 64,480 shares of Common Stock at US$3.75 if exercised prior to April 3, 1999 or at US$4.00 if exercised prior to April 3, 2000. The Offering was made pursuant to a Rule 504 Exemption.

               6. Subscription Agreement dated April 3, 1998 pursuant to which the Company sold 37,333 shares of Common Stock at $3.75 per share for an aggregate investment of $140,000. The sale of shares was to Tidewater Enterprises Limited, a Canadian entity. The Company also granted the investor a warrant for the purchase of 37,333 shares of Common Stock at US$3.75 if exercised prior to April 3, 1999 or at US$4.00 if exercised prior to April 3, 2000. The Offering was made pursuant to a Rule 504 Exemption.

               7. Subscription Agreement dated April 22, 1998 pursuant to which the Company sold 46,666 shares of Common Stock at $3.00 per share for an aggregate investment of $140,000. The sale of shares was to Deremie Enterprises Limited, a foreign entity. The Company also granted the investor a warrant to purchase up to 46,666 shares of Common Stock at US$3.25 per share exercisable at any time prior to May 4, 2000. The Offering was made pursuant to a Rule 504 Exemption.

               8. Subscription Agreement dated April 24, 1998 pursuant to which the Company sold 20,000 shares of Common Stock at $3.00 per share for an aggregate investment of $60,000. The sale of shares was to Linear Strategies Ltd., a Canadian entity. The Company also granted the investor a warrant for the purchase of up to 20,000 shares of Common Stock at US$3.25 per share exercisable at any time prior to May 4, 2000. The Offering was made pursuant to a Rule 504 Exemption.

(1) Each of these sales was made to a non-U.S. resident and legended to restrict any trading for a minimum of one year. The securities are legended to that effect and to the knowledge of the Company, no transfers have been made since the date of issuance on any of these shares. Therefore, these issuances may be exempt from U.S. Securities laws in accordance with Regulation S or other applicable exemptions from registration relating to offers and sales that occur outside of the United States and are not resold for a one year period in the U.S. market.

         (a) EXHIBITS

The following exhibits pursuant to Rule 601 of Regulation SB are included herein.

       3.1.1       Articles of Incorporation of Cortez Uranium and Mining Co.
                   (now known as FutureLink USA), as amended dated April 4, 1955.(3)

       3.1.2       Articles of Incorporation of FutureLink Alberta dated March
                   28, 1996 as amended dated June 13, 1996 and November 17,
                   1997.(1)

       3.1.3 Articles of Incorporation of Riverview Management Corporation dated August 18, 1987, as amended.(1)

       3.2.1 ByLaws of Core Ventures, Inc. (now known as FutureLink USA), as adopted July 20, 1997.(1)

       3.2.2       By-Laws of FutureLink Alberta.(1)

       3.2.3       By-Laws of Riverview Management Corporation, as adopted
                   September 9, 1987.(1)

       4.1.1       Agreement by and between FutureLink and Thomson Kernaghan &
                   Co. Ltd. dated August 14, 1998.(1)

       4.1.2       Share Purchase Agreement by and among FutureLink USA, Donald
                   A. Bialik, Olivia B. Bialik, Bialik Family Trust, Riverview
                   Management Corporation, SysGold Ltd., and FutureLink Alberta dated August 4, 1998 and related Indemnity Agreement.(2)

                   Amendment to the Share Purchasing Agreement dated August 21,
                   1998.(3)

       4.1.3 Targetco Acquisition Agreement by and between FutureLink USA and FutureLink Alberta, dated August 3, 1998.(1)

       4.1.4       Take-Over Bid Circular dated September 28, 1998.(2)

       5           Jeffer, Mangels, Butler & Marmaro LLP Legal Opinion.(3)

       10.1.1      Commercial Insurance Policy with Financial Management Alberta
                   Ltd., dated February 10, 1998.(1)

       10.1.2 Indemnity Agreement by and between Core Ventures, Inc. (now known as FutureLink USA) and John Anastasios Xinos, dated
                   January 19, 1998.(1)

       10.1.3      Letter of Intent from Core Ventures, Inc. (now known as
                   FutureLink USA) to Printscan International, Inc., dated
                   August 22, 1997.(1)

(1) Previously filed on August 24, 1998.

(2) Previously filed on October 22, 1998.

(3) Previously filed on November 24, 1998.

       10.1.4      Lease Agreement, as amended by and between Coffee.Com
                   Interactive Cafe Corp. (now known as FutureLink Alberta) and
                   Manufacturers Life Insurance Company, dated
                   March 20, 1997.(1)

       10.1.5      Employment Agreement by and between SysGold Ltd. and
                   Apprentice of Calgary dated January 1, 1998.(1)

       10.1.6 Consulting and Confidentiality Agreement by and between SysGold, Inc. and S.1.Systems Ltd., dated August 13, 1997.(1)

       10.1.7      Independent Contractor Agreement by and SysGold Ltd. and BV
                   Ridge Consulting dated March 10, 1997.(1)

       10.1.8      Revised Offer to Lease by and between SysGold Ltd. and Bow
                   Valley Square Management Ltd., dated March 24, 1998.(1)

                   Amendment to Offer to Lease dated February 23, 1998.(4)

                   Amendment to Offer to Lease dated June 2, 1998.(4)

                   Amendment to Offer to Lease dated August 24, 1998.(4)

       10.1.9 Generic Contract Information Systems Services Agreement by and between UMC Resources CANADA Ltd. and SysGold Ltd., dated
                   July 1, 1998.(1)

       10.1.10 Business Partner Agreement with addendum by and between SysGold Ltd. and Lotus Development Canada Limited.(1)

       10.1.11     Final Invoice/Enrollment Contract by and between SysGold Ltd.
                   and Microsoft Certified Solution Provider, dated December 12,
                   1997.(1)

       10.1.12 Agreement of understanding by and between SysGold Ltd. and Seanix.(1)

       10.1.13     Industry Partner Agreement by and between MISSolutions D.B.A.
                   ETI Solutions and SysGold Ltd.(1)

       10.1.14     Arbor Systems Integration Partner Agreement by and between
                   Arbor Software Corporation and SysGold, Inc., dated March 1,
                   1998.(1)

       10.1.15     Citrix Solutions Network Membership Agreement by and between
                   Citrix Systems, Inc. and FutureLink Alberta, dated May 5,
                   1998.(1)

       10.1.16     Solution Provider Contract by and between IBM Canada Ltd. and
                   SysGold Ltd. dated July 17, 1998.(1)

       10.1.17     Distributor Authorized Reseller Agreement by and between
                   Hewlett Packard and SysGold, Inc., dated March 19, 1998.(1)

(1) Previously filed on August 24, 1998.

(4) Previously filed on December 14, 1998.

       10.1.18     Security Agreement by and between Canadian Imperial Bank of
                   Commerce and Riverview Management Corporation, dated December
                   11, 1997.(1)

       10.1.19     Letter Agreement by and between FutureLink USA and NTN
                   Network, dated April 29, 1998.(1)

       10.1.20     Enrollment Agreement by and between Microsoft Corporation and
                   FutureLink, dated April 28, 1998.(1)

       10.1.21     Service Agreement by and between FutureLink USA and Willson
                   Stationers Ltd., dated June 1, 1998.(1)

       10.1.22     Service Agreement by and between FutureLink USA and Jaws
                   Technologies, Inc., dated June 1, 1998.(1)

       10.1.23     Service Agreement by and between FutureLink USA and Financial
                   Management Alberta, Ltd.(1)

       10.1.24     Service Agreement by and between FutureLink USA and Chell
                   McNeill, Inc., dated April 17, 1998.(1)

       10.1.25     Service Agreement by and between FutureLink USA and Sheraton
                   Business Forms Ltd. dated July 1, 1998.(1)

       10.1.26     Service Agreement by and between FutureLink and Bankton
                   Financial Corporation, dated April 17, 1998.(1)

       10.1.27     Business Credit Agreement by and between Canadian Imperial
                   Bank of Commerce and SysGold Ltd., dated April 16, 1998.(1)

       10.1.28     Share Purchase Agreement by and among Core Ventures, Inc.
                   (now known as FutureLink USA), FutureLink Alberta, Cameron
                   Chell, and Linda Carling, dated January 20, 1998.(1)

       10.1.29     FutureLink USA Stock Option Plan dated June 29, 1998.(1)

       10.1.30     Employment Agreement by and between FutureLink USA,
                   FutureLink/SysGold Ltd. and Donald A. Bialik dated
                   August 1998.(2)

       10.1.31     Agreement by and between 692594 Alberta Ltd. and FutureLink
                   USA dated March 1998.(2)

       21          Subsidiaries of Issuer include:

                   1.  FutureLink Alberta
                   2.  Riverview Management Corporation

       23.1        Consent of Jeffer, Mangels, Butler & Marmaro LLP.

(1) Previously filed on August 24, 1998.


(2) Previously filed on October 22, 1998.

       23.2.1      Consent of Ernst & Young.

       23.2.2      Consent of Buchanan Barry & Co.


ITEM 28.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta on the 21st day of December, 1998.



                                       FUTURELINK DISTRIBUTION CORP.


                                       By: /s/ CAMERON CHELL
                                          --------------------------------------
                                          Cameron Chell, Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Cameron Chell or Raghu Kilambi, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.


           Signature                               Capacity                                         Date
           ---------                               --------                                         ----
               *
------------------------------------               Director                                   December 21, 1998
Robert Kubbernus

               *
------------------------------------               Director                                   December 21, 1998
Bryson Farrill

               *
------------------------------------               Director, Vice President                   December 21, 1998
Raghu Kilambi                                      Corporate Finance, CFO and
                                                   Chief Accounting Officer

               *
------------------------------------               Corporate Secretary                        December 21, 1998
Linda M. Murray

               *
------------------------------------               Director                                   December 21, 1998
Philip Ladouceur

               *
------------------------------------               President                                  December 21, 1998
Don Bialik

               *
------------------------------------               Director                                   December 21, 1998
Robert H. Kohn

*By:       /s/ CAMERON CHELL
    --------------------------------                                                          December 21, 1998
               Cameron Chell
              CEO and Director